                                                                       EXHIBIT 1

________________________________________________________________________________










                          Agreement and Plan of Merger

                                  by and among

                           Kana Communications, Inc.

                            Arrow Acquisition Corp.

                                      and

                            Broadbase Software, Inc.











                                                                   April 9, 2001

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
Article I     THE MERGER....................................................................... 2

     1.1      The Merger....................................................................... 2
     1.2      Effective Time; Closing.......................................................... 2
     1.3      Effect of the Merger............................................................. 2
     1.4      Certificate of Incorporation; Bylaws............................................. 2
     1.5      Directors and Officers........................................................... 3
     1.6      Effect on Capital Stock.......................................................... 3
     1.7      Exchange of Certificates......................................................... 4
     1.8      No Further Ownership Rights in Company Common Stock.............................. 7
     1.9      Restricted Stock................................................................. 7
     1.10     Tax Consequences................................................................. 7
     1.11     Taking of Necessary Action; Further Action....................................... 8

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF COMPANY........................................ 8

     2.1      Organization; Subsidiaries....................................................... 8
     2.2      Company Capitalization........................................................... 9
     2.3      Obligations With Respect to Capital Stock........................................10
     2.4      Authority; Non-Contravention.....................................................11
     2.5      SEC Filings; Company Financial Statements........................................12
     2.6      Absence of Certain Changes or Events.............................................13
     2.7      Taxes............................................................................13
     2.8      Title to Properties..............................................................15
     2.9      Intellectual Property............................................................15
     2.10     Compliance with Laws.............................................................16
     2.11     Litigation.......................................................................16
     2.12     Employee Benefit Plans...........................................................16
     2.13     Environmental Matters............................................................18
     2.14     Certain Agreements...............................................................19
     2.15     Disclosure.......................................................................20
     2.16     Board Approval...................................................................20
     2.17     Fairness Opinion.................................................................20
     2.18     DGCL Section 203 and Rights Agreement Not Applicable.............................21
     2.19     Brokers' and Finders' Fees.......................................................21
     2.20     Insurance........................................................................21
     2.21     Certain Contracts................................................................21

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................21

     3.1      Organization; Subsidiaries.......................................................21
     3.2      Parent and Merger Sub Capitalization.............................................22

     3.3      Obligations With Respect to Capital Stock........................................23
     3.4      Authority; Non-Contravention.....................................................24
     3.5      SEC Filings; Parent Financial Statements.........................................25
     3.6      Absence of Certain Changes or Events.............................................26
     3.7      Taxes............................................................................26
     3.8      Title to Properties..............................................................27
     2.9      Intellectual Property............................................................28
     3.10     Compliance with Laws.............................................................29
     3.11     Litigation.......................................................................29
     3.12     Employee Benefit Plans...........................................................29
     3.13     Environmental Matters............................................................31
     3.14     Agreements, Contracts and Commitments............................................32
     3.15     Disclosure.......................................................................32
     3.16     Board Approval...................................................................33
     3.17     Fairness Opinion.................................................................33
     3.18     Brokers' and Finders' Fees.......................................................33
     3.19     Insurance........................................................................33
     3.20     Certain Contracts................................................................33

ARTICLE IV    CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................33

     4.1      Conduct of Business by Company...................................................33
     4.2      Conduct of Business by Parent....................................................36

ARTICLE V     ADDITIONAL AGREEMENTS............................................................39

     5.1      Proxy Statement/Prospectus; Registration Statement; Antitrust and Other Filings..39
     5.2      Meeting of Company Stockholders..................................................40
     5.3      Meeting of Parent Stockholders...................................................42
     5.4      No Company Solicitation..........................................................44
     5.5      No Parent Solicitation...........................................................45
     5.6      Confidentiality; Access to Information...........................................47
     5.7      Public Disclosure................................................................48
     5.8      Reasonable Efforts; Notification.................................................48
     5.9      Third Party Consents.............................................................49
     5.10     Stock Options and ESPP...........................................................49
     5.11     Company Warrants.................................................................50
     5.12     Form S-8.........................................................................51
     5.13     Indemnification..................................................................51
     5.14     Parent Board of Directors........................................................52
     5.15     Nasdaq Listing...................................................................52
     5.16     Letters of Accountants...........................................................52
     5.17     Takeover Statutes................................................................52
     5.18     Certain Employee Benefits........................................................53
     5.19     Section 16.......................................................................53
     5.20     Tax Matters......................................................................54

ARTICLE VI    CONDITIONS TO THE MERGER.........................................................54

     6.1      Conditions to Obligations of Each Party to Effect the Merger.....................54
     6.2      Additional Conditions to Obligations of Company..................................55
     6.3      Additional Conditions to the Obligations of Parent and Merger Sub................56

ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER................................................57

     7.1      Termination......................................................................57
     7.2      Notice of Termination; Effect of Termination.....................................60
     7.3      Fees and Expenses................................................................60
     7.4      Amendment........................................................................62
     7.5      Extension; Waiver................................................................62
     7.6      Liquidated Damages...............................................................62

ARTICLE VIII  GENERAL PROVISIONS...............................................................62

     8.1      Non-Survival of Representations and Warranties...................................62
     8.2      Notices..........................................................................62
     8.3      Interpretation; Certain Defined Terms............................................63
     8.4      Counterparts.....................................................................65
     8.5      Entire Agreement; Third Party Beneficiaries......................................65
     8.6      Severability.....................................................................65
     8.7      Other Remedies; Specific Performance.............................................65
     8.8      Governing Law....................................................................65
     8.9      Rules of Construction............................................................65
     8.10     Assignment.......................................................................66
     8.11     Waiver Of Jury Trial.............................................................66

                               Index of Exhibits


Exhibit A   Form of Company Voting Agreement

Exhibit B   Form of Parent Voting Agreement

Exhibit C   Form of Company Stock Option Agreement

Exhibit D   Form of Parent Stock Option Agreement

Exhibit E   Form of Distribution and License Agreement

Exhibit F   Form of Revolving Loan Agreement

                         AGREEMENT AND PLAN OF MERGER


          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 9, 2001, among Kana Communications, Inc., a Delaware corporation ("Parent"), Arrow Acquisition Corp., a Delaware corporation and a wholly owned first-tier subsidiary of Parent ("Merger Sub"), and Broadbase Software, Inc., a Delaware corporation ("Company").

                                    RECITALS

          A. The respective Boards of Directors of Parent, Merger Sub and Company have approved this Agreement, and declared advisable the merger of Merger Sub with and into Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law").

          B. For United States federal income tax purposes, the Merger is intended to qualify as a "reorganization" pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP").

          C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of Company are entering into a Company Voting Agreement with Parent in the form of Exhibit A (the "Company Voting Agreement"). Concurrently with the execution of this Agreement, and as a condition and inducement to Company's willingness to enter into this Agreement, certain stockholders of Parent are entering into a Parent Voting Agreement with Company in the form of Exhibit B (the "Parent Voting Agreement").

          D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company shall execute and deliver a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit C (the "Company Stock Option Agreement"). The Board of Directors of Company has approved the Company Stock Option Agreement. Concurrently with the execution of this Agreement, and as a condition and inducement to Company's willingness to enter into this Agreement, Parent shall execute and deliver a Stock Option Agreement in favor of Company in substantially the form attached hereto as Exhibit D (the "Parent Stock Option Agreement"). The Board of Directors of Parent has approved the Parent Stock Option Agreement.

          E. Concurrently with the execution of this Agreement, Parent and Company are entering into a Distribution and License Agreement in the form of Exhibit E (the "License Agreement").

          F. Concurrently with the execution of this Agreement, Parent and Company are entering into a Revolving Loan Agreement in the form of Exhibit F (the "Loan Agreement").

          G. In connection with the Merger, the Board of Directors of Parent has approved a name change of Parent to "Kana Software, Inc." (the "Parent Name Change") to be effective immediately prior to the Effective Time (as defined below).

          H. The respective boards of directors of Parent and Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals, that the Merger is advisable, and that the products and services of Parent and Company will complement and enhance each other.

          I. In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:


                                   ARTICLE I
                                  THE MERGER

          1.1  The Merger. Upon the terms and subject to the conditions of this
               -----------
Agreement and the applicable provisions of Delaware Law, at the Effective Time, Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent (the "Surviving Corporation").

          1.2  Effective Time; Closing.  Subject to the provisions of this
               -----------------------
Agreement, Company and Merger Sub will file a certificate of merger, in such appropriate form as determined by the parties, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Company and Merger Sub, and shall be subject to all debts, liabilities and duties of Company and Merger Sub.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the

Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of the Parent shall have been amended to effect the Parent Name Change.

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers.  The initial directors of the Surviving
               ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Company immediately prior to the Effective Time, until their respective successors are duly appointed.

          1.6  Effect on Capital Stock.  Subject to the terms and conditions of
               -----------------------
this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

          (a)  Conversion of Company Common Stock.  Each share of common stock,
               ----------------------------------
par value $0.001 per share, of Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted into the right to receive 1.05 (the "Exchange Ratio") shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, a cash payment shall be made pursuant to Section 1.7(e). As of the Effective Time, all such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificates.

          (b)  Cancellation of Company-Owned and Parent-Owned Stock.  Each share
               ----------------------------------------------------
of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Stock Options; Employee Stock Purchase Plan.  At the Effective
               -------------------------------------------
Time, all options to purchase Company Common Stock ("Company Options") then outstanding shall to the extent provided in Section 5.10 be assumed by Parent. Rights outstanding under Company's 1999 Employee Stock Purchase Plan (the "Company ESPP") shall be treated as set forth in Section 5.10 of this Agreement.

          (d)  Warrants.  At the Effective Time, each warrant to purchase
               ---------
Company Common Stock then outstanding ("Company Warrants") shall be assumed by Parent in accordance with Section 5.11 of this Agreement.

          (e)  Capital Stock of Merger Sub.  Each share of common stock, par
               ---------------------------
value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including the Parent Stock Split, and any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          1.7  Exchange of Certificates.
               ------------------------

          (a)  Exchange Agent.  Parent shall select an institution reasonably
               --------------
acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

          (b)  Exchange Fund.  Promptly after the Effective Time, Parent shall
               -------------
make available to the Exchange Agent for exchange in accordance with this
Article I, the shares of Parent Common Stock (such shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock.

          (c)  Exchange Procedures.  Promptly after the Effective Time, Parent
               -------------------
shall instruct the Exchange Agent to mail to each holder of record a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares that such holders have the right to receive pursuant to Section 1.7(e) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7(e) and any dividends or distributions payable pursuant to Section 1.7(d). No interest will be paid or accrued on any cash in lieu of fractional shares of Parent Common Stock or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the holders of certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.7(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

          (e)  Fractional Shares.  (i) As promptly as practicable following the
               -----------------
Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Exchange Agent pursuant to Section 1.7(b), over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 1.7(c) (such excess, the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the Nasdaq Stock Market in the manner set forth in paragraph (ii) of this Section 1.7(e).

               (ii) The sale of the excess shares by the Exchange Agent shall be executed on the Nasdaq Stock Market and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all commercially reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Common Stock. The Exchange Agent will determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Parent Common Stock to be issued to such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock in accordance with the terms of Section 1.7(c).

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) of this Section 1.7(e), Parent may decide, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such paragraphs, that Parent shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Company Common Stock the amount such holder would have received pursuant to
Section 1.7(e)(ii) assuming that the sales of Parent Common Stock were made at a price equal to the average of the closing prices of the Parent Common Stock on the Nasdaq Stock Market for the ten consecutive trading days immediately preceding the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this paragraph (iii). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Sections 1.7(b) or (e).

          (f)  Required Withholding.  Each of the Exchange Agent, Parent and the
               --------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement (as defined in Section 2.2(b)). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (g)  Lost, Stolen or Destroyed Certificates.  In the event that any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.7(e) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

           (h)  No Liability.  Notwithstanding anything to the contrary in this
                ------------
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (i)  Termination of Exchange Fund.  Any portion of the Exchange Fund
                ----------------------------
which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 1.7 shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 1.7(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 1.7(d), in each case, without any interest thereon.

          1.8   No Further Ownership Rights in Company Common Stock.  All shares
                ---------------------------------------------------
of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.7(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.9   Restricted Stock.  If any shares of Company Common Stock that
                ----------------
are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("Company Restricted Stock") may be forfeited by the stockholder or repurchased by the Company upon any termination of the stockholders' employment, directorship or other relationship with the Company (and/or any affiliate of the Company) or otherwise under the terms of any restricted stock purchase agreement or other agreement with the Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Merger, then the shares of Parent Common Stock issued upon the conversion of such shares of Company Common Stock in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions. Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          1.10  Tax Consequences.  It is intended by the parties hereto that the
                ----------------
Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          1.11  Taking of Necessary Action; Further Action.  If, at any time
                ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.


                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

          Except as disclosed in the disclosure letter delivered by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Disclosure Letter") (each Part of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein, and such other representations, warranties or covenants to the extent that the relevance of a disclosure set forth in such Part to such other representations, warranties or covenants is reasonably evident), it being understood that the disclosure of any item is not to be construed as the admission of any fact, Company represents and warrants to Parent and Merger Sub as follows:

          2.1   Organization; Subsidiaries.
                --------------------------

          (a) Each of Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as set forth in the Company SEC Reports (as defined in Section 2.5(a)) filed prior to the date hereof, neither Company nor any Subsidiary of Company directly or indirectly owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of Company. Neither Company nor any Subsidiary of Company has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future material investment in or material capital contribution to any other entity. Neither Company, nor any Subsidiary of Company, is a general partner of any general partnership, limited partnership or other similar entity. Part 2.1 of the Company Disclosure Letter indicates the jurisdiction of organization of each entity listed therein and

Company's direct or indirect equity interest therein. As used in this Agreement, the word "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (b) Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Company and similar governing instruments of each of its Subsidiaries, each as amended to date (collectively, the "Company Charter Documents"), and each such instrument is in full force and effect. Neither Company nor any of its Subsidiaries is in violation of any of the provisions of the Company Charter Documents.

          2.2  Company Capitalization.
               ----------------------

          (a) The authorized capital stock of Company consists solely of 350,000,000 shares of Company Common Stock, par value $0.001 per share, of which there were 82,063,861 shares issued and outstanding as of the close of business on April 6, 2001, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound. As of the close of business on April 6, 2001, there are no shares of Company Common Stock held in treasury by the Company. No material change in such capitalization has occurred between December 31, 2000 and the date of this Agreement.

          (b) As of the close of business on April 6, 2001, (i) 26,569,623 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Options to purchase Company Common Stock for a weighted average aggregate exercise price of approximately $12.53, (ii) 2,203,008 shares of Company Common Stock are reserved for future issuance under the Company ESPP, and (iii) 145,123 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Warrants. Part 2.2(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Option and Company Warrant outstanding as of the date of this Agreement: (i) the name of the optionee or warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Option or Company Warrant; (iii) the exercise price of such Company Option or Company Warrant; (iv) the date on which such Company Option was granted or assumed; (v) the date on which such Company Option or Company Warrant expires; and (vi) with respect to any officer of the Company or any of its Subsidiaries who is subject to Section 16 of the Exchange Act, whether the exercisability of such Company Option or Company Warrant will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Company has made available to Parent an accurate and complete copies of the and the form of all stock option agreements evidencing Company Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.4).

          2.3  Obligations With Respect to Capital Stock.  Except as set forth
               -----------------------------------------
in Part 2.3 of the Company Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Company owns all of the securities of its Subsidiaries identified on Part 2.1 of the Company Disclosure Letter, free and clear of all claims and Encumbrances, and there are no other equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. For purposes of this Agreement, "Encumbrances" means any material lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). Except as set forth in Section 2.2 or Part 2.2 or Part
2.3 of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, there are no registration rights with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

          2.4  Authority; Non-Contravention.
               ----------------------------

          (a) Company has all requisite corporate power and authority to enter into this Agreement, as well as the Company Option Agreement, the Parent Option Agreement, the Parent Voting Agreement, the License Agreement and the Loan Agreement (the Company Option Agreement, the Parent Option Agreement, the Parent Voting Agreement, the License Agreement and the Loan Agreement together, the "Company Authorization Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Authorization Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by Company's stockholders (the "Company Stockholder Approvals") and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is sufficient for Company's stockholders to approve and adopt this Agreement and approve the Merger, and no other approval of any holder of any securities of Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Company Authorization Agreements have been duly executed and delivered by Company and, assuming the due execution and delivery by Parent and Merger Sub, constitute the valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

          (b) The execution and delivery of this Agreement and the Company Authorization Agreements by Company does not, and the consummation of the transactions contemplated by this Agreement and the Company Authorization Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Company Charter Documents, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Company or its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any Subsidiary or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would not have a Material Adverse Effect to Company.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity") or other person, is required to be obtained or made by Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing of a

Form 8-K, the Joint Proxy Statement/Prospectus (as defined in Section 2.17) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a Schedule 13D with regard to the Parent Voting Agreement in accordance with the Securities Act and the Exchange Act and the effectiveness of the Registration Statement (as defined in Section 2.17), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company, Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

          2.5  SEC Filings; Company Financial Statements.
               -----------------------------------------

          (a) Company has filed or made available to Parent, all forms, reports and documents required to be filed by Company with the SEC since the effective date of the registration statement of Company's initial public offering. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. As of the date of this Agreement, the Company SEC Reports, taken as a whole, together with any press release disseminated between the date of the most recent Company SEC Report and the date of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under
which they were made, not misleading.   None of Company's subsidiaries is
required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Company contained in

Company's Annual Report on Form 10-K for December 31, 2000 (the "Company Form 10-K") is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet, neither Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

          2.6  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Company SEC Reports filed prior to the date hereof or disclosed in Part 2.6 of the Company Disclosure Letter, since the date of the Company Balance Sheet, Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Company or any of its Subsidiaries having a Material Adverse Effect with respect to the Company; (ii) any material change by Company in its accounting methods, principles or practices to which Parent has not previously consented in writing; (iii) any revaluation by Company of any of its assets having a Material Adverse Effect with respect to the Company; or
(iv) any other action or event that, individually or in the aggregate, has had a Material Adverse Effect with respect to the Company.

          2.7  Taxes.
               -----

          (a) For the purposes of this Agreement, the terms "Tax" and,
                                                             ---
collectively, "Taxes" mean (i) any and all federal, state, local and foreign
               -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.


          (b) Company, each of its Subsidiaries and any consolidated, combined, unitary or affiliated group in which Company or any of its Subsidiaries is or has been a member, have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them (taking into account applicable extensions), and (ii) paid or accrued all Taxes due and payable, whether or not shown on such Tax returns or reports (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i) or (ii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Company. Neither the Internal Revenue Service

(the "IRS") nor any other taxing authority has asserted any claim for taxes, or
      ---
to the knowledge of the executive officers of Company or any of its Subsidiaries, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Company. Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment that is material to Company. No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof that is reasonably likely to be material to Company. Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company. There are no liens for Taxes upon the assets of Company or its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on Company.

          (c) Neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

          (d) Except as may be required as a result of the Merger, Company and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 262A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (e) Company has not been distributed in a transaction qualifying under
Section 355 of the Code within the last two years, nor has Company distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

          (f) There is no agreement, plan or arrangement to which Company or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Company or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (g) Company is not aware of any fact, circumstance, plan or intention on the part of Company that would be reasonably likely to prevent the Merger from qualifying as a "reorganization" pursuant to the provisions of Section 368 of the Code.

          2.8  Title to Properties.
               -------------------

          (a) Company has provided to Parent a true and complete list of all material real property leased by Company or its Subsidiaries (collectively "Material Lease(s)") and the location of the premises. Neither Company nor any subsidiary is in default under such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Company.

          (b)  Company owns no real property.

          2.9  Intellectual Property.
               ---------------------

          (a) Except as disclosed in Section 2.09 of the Company Disclosure Letter, Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Company and its Subsidiaries as currently conducted or planned to be conducted by Company and its Subsidiaries (the "Company Intellectual Property Rights").

          (b) Except as disclosed in Section 2.09 of the Company Disclosure Letter, neither Company nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Company Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of Company or any of its Subsidiaries that is material to the business of Company and its Subsidiaries, taking Company and its Subsidiaries together as a whole, and where such breach would have a Material Adverse Effect on Company.

          (c) Company has not received written notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, which allegation, if true, would have a Material Adverse Effect to Company.

          (d) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would have a Material Adverse Effect to Company.

          (e) Company and its subsidiaries have taken reasonable steps to protect Company's and its subsidiaries' rights in Company's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not have a Material Adverse Effect to Company.

          (f) Except as disclosed in Section 2.09 of the Company Disclosure Letter, (i) all patents, registered trademarks, service marks and copyrights which are held by Company or any of its Subsidiaries, and which are material to the business of Company and its Subsidiaries, taking Company and its Subsidiaries together as a whole, are valid and subsisting; (ii) Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of Company's products and services does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company.

          (g) None of the Company Intellectual Property or product or service of Company contains any significant defect in connection with processing data containing dates in leap years or in the year 2000 or any preceding of following years, which defects, individually or in the aggregate, would have an Material Adverse Effect to Company.

          2.10  Compliance with Laws.  Company and each of its Subsidiaries has
                --------------------
complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to Company.

          2.11  Litigation.  There are no claims, suits, actions or proceedings
                ----------
pending or, to the knowledge of Company, threatened against, relating to or affecting Company or any of its Subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect to Company or on the Surviving Corporation following the Merger or have a material adverse effect on the ability of the parties hereto to consummate the Merger. No director or executive officer of Company has asserted a claim to seek indemnification from Company under the Company Charter Documents or any indemnification agreement between Company and such person.

          2.12  Employee Benefit Plans.
                ----------------------

          (a) Company has listed in Part 2.12 of the Company Disclosure Letter all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ( ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, written or otherwise, for the benefit of, or relating to, any current or former employee of Company or any trade or business (whether or not incorporated) which is a member or which is under common control with Company (an "ERISA Affiliate") within the meaning of Section 414 of the Internal Revenue Code, or any Subsidiary of Company and all unexpired severance agreements with respect to any officer of the Company or any of its Subsidiaries who is subject tot Section 16 of the Exchange Act. (together, the "Company Employee Plans").

          (b) With respect to each Company Employee Plan, Company has made available to Parent, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) the most recent actuarial report or valuation relating to a Company Employee Plan subject to Title IV of ERISA.

          (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any liability that is reasonably likely to have a Material Adverse Effect to Company under ERISA, the Internal Revenue Code or any other applicable law.

          (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Company, which obligations are reasonably likely to have a Material Adverse Effect to Company.

          (e) Except as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written: (i) agreement with any officer of Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $200,000 per annum; (ii) agreement with any executive officer or other employee thereof (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries or any of the other transactions contemplated by this Agreement or any ancillary agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law; or
(iii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the transaction contemplated by this Agreement or any ancillary agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any ancillary agreement.

           (f) Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, Company and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; and (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees;

          (g) None of the Company and its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees representatives or agents of the Company. No work stoppage or labor strike against Company is pending, threatened or reasonably anticipated. Company does not know of any activities or proceedings of any labor union to organize any Company Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened relating to any labor, safety or discrimination matters involving any Company Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any Material Adverse Effect to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by Company.

          (h) Each Company International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. No Company International Employee Plan has material unfunded liabilities that, as of the Effective Time, will not be offset by insurance or that are not fully accrued on the Company balance sheet. Except as required by law, no condition exists that would prevent the Company or any subsidiary from terminating or amending any Company International Employee Plan at any time for any reason in accordance with the terms of each such Company International Employee Plan (other than expenses typically incurred in a termination event). "Company International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Subsidiary, whether informally or formally, for the benefit of Company Employees outside the United States.

          2.13  Environmental Matters.
                ---------------------

          (a)   Hazardous Material.  Except as would not have a Material Adverse
                ------------------
Effect to Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "Hazardous

Material") are present, as a result of the actions of Company or any of its subsidiaries or any affiliate of Company, or, to Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  Except as would not have a
              ------------------------------
Material Adverse Effect to Company (in any individual case or in the aggregate)
(i) neither Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  Company and its subsidiaries currently hold all
              -------
environmental approvals, permits, licenses, clearances and consents ("Environmental Permits") material to and necessary for the conduct of Company's and its subsidiaries' Hazardous Material Activities and other businesses of Company and its subsidiaries as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No material action, proceeding,
              -------------------------
revocation proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no material action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Company or any of its subsidiaries in a writing delivered to Company concerning any Environmental Permit of Company, Hazardous Material or any Hazardous Materials Activity of Company or any of its subsidiaries. Company is not aware of any fact or circumstance which reasonably could be expected to involve Company or any of its subsidiaries in any environmental litigation or impose upon Company any environmental liability, with such exceptions as would not have a Material Adverse Effect to Company.

          2.14  Agreements, Contracts and Commitments.  Neither Company nor any
                -------------------------------------
of its Subsidiaries is a party to any agreement which would require payment of in excess of $1.0 million in 2001. Neither Company nor any of its Subsidiaries nor to Company's knowledge, any other party thereto, is in breach, violation or default under, and neither Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound ("Company Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company. Each Company Material Contract that has not expired by its terms, is in full force and effect and is not subject to any material default hereunder which Company is aware by any party obligated to Company or any of its Subsidiaries pursuant to such Company Material Contract.

          2.15  Disclosure.
                ----------

          (a) The information supplied by Company for inclusion in the Form S-4 (or any similar successor form thereto) Registration Statement to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (the "Registration Statement") shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Company for inclusion or incorporation by reference in the proxy statement/prospectus to be filed with the SEC as part of the Registration Statement (the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy Statement/Prospectus is mailed to Company's stockholders or to Parent's stockholders, at the time of the meeting of Company's stockholders (the "Company Stockholders' Meeting") to consider the Company Stockholder Approvals, at the time of the meeting of Parent's stockholders meeting (the "Parent Stockholders' Meeting") to obtain the Parent Stockholder Approvals (as defined in Section 5.3(b)) or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or Parent Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Company or any of its affiliates, officers or directors should be discovered by Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

          (b) The Board of Directors of Company has, as of the date hereof, adopted the restructuring plan set forth in Part 2.15 of the Company Disclosure Letter (the "Company Interim Plan").

          2.16  Board Approval.  The Board of Directors of Company has, as of
                --------------
the date of this Agreement, (i) determined that the Merger is in the best interests of Company and its stockholders, and has approved this Agreement and the Company Authorization Agreements (ii) declared the advisability of the Merger and recommends that the stockholders of Company approve and adopt this Agreement and approve the Merger.

          2.17  Fairness Opinion.  Company's Board of Directors has received an
                ----------------
opinion from Morgan Stanley & Co., dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Company's stockholders from a financial point of view.

          2.18  DGCL Section 203 Not Applicable.  The restrictions contained in
                -------------------------------
Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203) are not applicable to the execution, delivery or performance of this Agreement or to the consummation of the Merger. To Company's knowledge, no other anti-takeover, control share acquisition, fair price, moratorium or other similar statute or regulation (each, a "Takeover Statute") applies or purports to apply to this Agreement, the Merger or the other transactions contemplated hereby. Company is not a party to, and Company's equity securities will not be affected by, any rights agreement, "poison pill" or similar plan, agreement or arrangement which would have an adverse effect on the ability of Parent to consummate the Merger or the other transactions contemplated hereby.

          2.19  Brokers' and Finders' Fees.  Except for fees payable to Morgan
                --------------------------
Stanley & Co., Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.20  Insurance.  All material fire and casualty, general liability,
                ---------
business interruption, product liability, and sprinkler and water damage insurance policies maintained by Company or any of its Subsidiaries are with reputable insurance carriers, and copies or a summary of such policies have been made available to Parent.

          2.21  Certain Contracts.  Neither Company nor any of its Subsidiaries
                -----------------
is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Company and its Subsidiaries, taken as a whole, is conducted.

                                  Article III
            Representations and Warranties of Parent and Merger Sub

          Except as disclosed in the disclosure letter delivered by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Letter")(each Part of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein, and such other representations, warranties or covenants to the extent that the relevance of a disclosure set forth in such Part to such other representations, warranties or covenants is reasonably evident), it being understood that the disclosure of any item is not to be construed as the admission of any fact, Parent and Merger Sub represent and warrant to Company as follows:

          3.1  Organization; Subsidiaries.
               --------------------------
          (a) Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Reports (as defined in Section 3.5(a)) filed prior to the date hereof, neither Parent nor any Subsidiary of Parent directly or indirectly owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of Parent. Neither Parent nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future material investment in or material capital contribution to any other entity. Neither Parent, nor any of its Subsidiaries, is a general partner of any general partnership, limited partnership or other similar entity. Part 3.1 of the Parent Disclosure Letter indicates the jurisdiction of organization of each entity listed therein and Parent's direct or indirect equity interest therein.

          (b) Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its Subsidiaries, each as amended to date (collectively, the "Parent Charter Documents"), and each such instrument is in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of the Parent Charter Documents.

          3.2  Parent and Merger Sub Capitalization.
               ------------------------------------

          (a) The authorized capital stock of Parent consists solely of 1,000,000,000 shares of Parent Common Stock, par value $0.001 per share, of which there were 94,325,615 shares issued and outstanding as of the close of business on April 6, 2001, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of the close of business on April 5, 2001, there are no shares of Parent Common Stock held in treasury by the Parent. No material change in such capitalization has occurred between December 31, 2000 and the date of this Agreement.


          (b) As of the close of business on April 5, 2001, (i) 19,503,810 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock ("Parent Options") for a weighted average aggregate exercise price of approximately $41.56, (ii) 1,630,148 shares of Parent Common Stock are reserved for future issuance under the Parent's 1999 Employee Stock Purchase Plan (the "Parent ESPP"), (iii) no shares of Parent Common Stock are reserved for future issuance under the Parent's 401(k) Plan, and (iv) 1,057,000 shares of Parent Common Stock are subject to issuance pursuant to outstanding warrants ("Parent Warrants"). Part 3.2(b) of the Parent Disclosure Letter sets forth the following information with respect to each Parent Option and Parent Warrant outstanding as of the date of this Agreement:
(i) the name of the optionee or warrant holder; (ii) the number of shares of Parent Common Stock subject to such Parent Option or Parent Warrant; (iii) the exercise price of such Parent Option or Parent Warrant; (iv) the date on which such Parent Option was granted or assumed; (v) the date on which such Parent Option or Parent Warrant expires and (vi) whether the exercisability of such Parent Option or Parent Warrant will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Parent has made available to Company an accurate and complete copies of the form of all stock option agreements evidencing Parent Options. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Merger Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

          (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options, all outstanding Parent Warrants and all outstanding shares of capital stock of each subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments.

          (e) The Parent Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.


          3.3  Obligations With Respect to Capital Stock.  Except as set forth
               -----------------------------------------
in Part 3.3 of the Parent Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Parent owns free and clear of all claims and Encumbrances, directly or indirectly through one or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 or
Part 3.2 or Part 3.3 of the Parent Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement or disclosed in the Parent SEC Reports, there are no registration rights with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

          3.4  Authority; Non-Contravention.
               ----------------------------

          (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, as well as the Company Option Agreement, the Parent Option Agreement, the Company Voting Agreement, the License Agreement and the Loan Agreement (the Company Option Agreement, the Parent Option Agreement, the Company Voting Agreement, the License Agreement and the Loan Agreement together, the "Parent Authorization Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Authorization Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the Parent Stockholder Approvals and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority in interest of the stock present or represented by proxy at the Parent Stockholders' Meeting is sufficient for Parent's stockholders to approve the issuance of shares of Parent Common Stock pursuant to the Merger, and no other approval of any holder of any securities of Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Parent Authorization Agreements have been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute the valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

          (b) The execution and delivery of this Agreement and the Parent Authorization Agreements by Parent does not, and the consummation of the transactions contemplated by this Agreement and the Parent Authorization Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Parent Charter Documents, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Parent or its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would not have a Material Adverse Effect to Parent.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other person is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Joint Proxy Statement/Prospectus and the Registration Statement with the SEC, a Form 8-K and a Schedule 13D with regard to the Company Voting Agreement in accordance with the Securities Act and the Exchange Act, and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

          3.5  SEC Filings; Parent Financial Statements.
               ----------------------------------------

          (a) Parent has filed or made available to Company all forms, reports and documents required to be filed by Parent with the SEC since the effective date of the registration statement of Parent's initial public offering. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. As of the date of this Agreement, the Parent SEC Reports, taken as a whole, together with any press release disseminated between the date of the most recent Parent SEC Report and the date of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the
light of the circumstances under which they were made, not misleading.   None of
Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.


          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the Scase of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent's Annual Report on Form 10-K for December 31, 2000 (the "Parent Form 10-K") is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

          3.6  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Parent SEC Reports filed prior to the date hereof or disclosed in Part 3.6 of the Parent Disclosure Letter by Parent to Company on or prior to the date hereof, since the date of the Parent Balance Sheet, Parent and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Parent or any of its Subsidiaries having a Material Adverse Effect with respect to the Parent; (ii) any material change by Parent in its accounting methods, principles or practices to which Company has not previously consented in writing; (iii) any revaluation by Parent of any of its assets having a Material Adverse Effect with respect to the Parent; or (iv) any other action or event that, individually or in the aggregate, has had a Material Adverse Effect with respect to the Parent.

          3.7  Taxes.
               -----

          (a) Parent, each of its Subsidiaries and any consolidated, combined, unitary or affiliated group in which Company or any of its Subsidiaries is or has been a member, have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them (taking into account extensions), and (ii) paid or accrued all Taxes due and payable, whether or not shown on such Tax returns or reports (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i) or (ii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment that is material to Parent. No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its subsidiaries or any representative thereof that is reasonably likely to be material to Parent. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any
                      ---
claim for taxes, or to the knowledge of the executive officers of Parent or any of its Subsidiaries, is threatening to assert any claims for

Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent. There are no liens for Taxes upon the assets of Parent or its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (c) Neither Parent nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

          (d) Except as may be required as a result of the Merger, Parent and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or Section 262A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (e) Parent has not been distributed in a transaction qualifying under
Section 355 of the Code within the last two years, nor has Parent distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

          (f) There is no agreement, plan or arrangement to which Parent or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (g) Parent is not aware of any fact, circumstance, plan or intention on the part of Parent that would be reasonably likely to prevent the Merger from qualifying as a "reorganization" pursuant to the provisions of Section 368 of the Code.

          3.8  Title to Properties.
               -------------------

          (a) Parent has provided to Company a true and complete list of all material real property leased by Parent or its Subsidiaries (collectively "Material Leases") and the location of the premises. Neither Parent nor any subsidiary is in default under such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Parent.

          (b)  Parent owns no real property.

          3.9  Intellectual Property.
               ---------------------

          (a) Except as disclosed in Section 3.09 of the Parent Disclosure Letter, Parent and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Parent and its Subsidiaries as currently conducted or planned to be conducted by Parent and its Subsidiaries (the "Parent Intellectual Property Rights").

          (b) Except as disclosed in Section 3.09 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Parent Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Parent or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product or service of Parent or any of its Subsidiaries that is material to the business of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole, and where such breach would have a Material Adverse Effect on Parent.

          (c) Neither Parent nor any of its Subsidiaries has received written notice from any third party that the operation of the business of Parent or any act, product or service of Parent, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, which allegation, if true, would have a Material Adverse Effect to Parent.

          (d) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would have a Material Adverse Effect to Parent.

          (e) Parent and its subsidiaries have taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not have a Material Adverse Effect to Parent.

          (f) Except as disclosed in Section 3.09 of the Parent Disclosure Letter, (i) all patents, registered trademarks, service marks and copyrights which are held by Parent or any of its Subsidiaries, and which are material to the business of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole, are valid and subsisting; (ii) neither Parent nor any of its Subsidiaries has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and
(iii) the manufacturing, marketing, licensing or sale of Parent's products and services does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

          (g) None of the Parent Intellectual Property or product or service of Parent contains any significant defect in connection with processing data containing dates in leap years or in the year 2000 or any preceding of following years, which defects, individually or in the aggregate, would have an Material Adverse Effect to Parent.

          3.10  Compliance with Laws.
                --------------------

          (a) Parent and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually, or in the aggregate, have not had and are not reasonably likely to have Material Adverse Effect with respect to Parent.

          3.11  Litigation.  There are no claims, suits, actions or proceedings
                ----------
pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its Subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect to Parent or on the Surviving Corporation following the Merger or have a material adverse effect on the ability of the parties hereto to consummate the Merger. No director or executive officer of the Parent has asserted a claim to seek indemnification from the Parent under Parent Charter Documents or any indemnification agreement between Parent and such person.

          3.12  Employee Benefit Plans.
                ----------------------

          (a) Parent has listed in Part 3.12 of the Parent Disclosure Letter all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, written or otherwise, for the benefit of, or relating to, any current or former employee of Parent or any trade or business (whether or not incorporated) which is a member or which is under common control with Parent (an "ERISA Affiliate") within the meaning of
Section 414 of the Internal Revenue Code, or any Subsidiary of Parent and all unexpired severance agreements with respect to any officer of the Company or any of its Subsidiaries who is subject to Section 16 of the Exchange Act (together, the "Parent Employee Plans").

          (b) With respect to each Parent Employee Plan, Parent has made available to Company, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Parent Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Parent Employee Plan and (iv) the most recent actuarial report or valuation relating to a Parent Employee Plan subject to Title IV of ERISA.

          (c) With respect to the Parent Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent could be subject to any liability that is reasonably likely to have Parent Material Adverse Effect to Parent under ERISA, the Internal Revenue Code or any other applicable law.

          (d) With respect to the Parent Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Parent, which obligations are reasonably likely to have a Material Adverse Effect to Parent.

          (e) Except as expressly contemplated by this Agreement, neither the Parent nor any of its Subsidiaries is a party to any oral or written: (i) agreement with any officer of Parent or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $200,000 per annum; (ii) agreement with any executive officer or other employee thereof (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any of its Subsidiaries or any of the other transactions contemplated by this Agreement or any ancillary agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law; or
(iii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the transaction contemplated by this Agreement or any ancillary agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any ancillary agreement.

          (f) Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Parent, Parent and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; and (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees.

          (g) None of the Parent and its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Parent's knowledge, has sought to represent any of the employees, representatives or agents of the Parent. No work stoppage or labor strike against Parent is pending, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any Parent Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened relating to any labor, safety or discrimination matters involving any Parent Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any Material Adverse Effect to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Employees and no collective bargaining agreement is being negotiated by Parent.

          (h) Each Parent International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Parent International Employee Plan. No Parent International Employee Plan has material unfunded liabilities that, as of the Effective Time, will not be offset by insurance or that are not fully accrued on Parent balance sheet. Except as required by law, no condition exists that would prevent Parent or any subsidiary from terminating or amending any Parent International Employee Plan at any time for any reason in accordance with the terms of each such International Employee Plan (other than expenses typically incurred in a termination event). "Parent International Employee Plan" shall mean each Parent Employee Plan that has been adopted or maintained by Parent or any subsidiary, whether informally or formally, for the benefit of Parent Employees outside the United States.

          3.13  Environmental Matters.
                ---------------------

          (a) Hazardous Material.  Except as would not have a Material Adverse
              ------------------
Effect to Parent, no underground storage tanks and no amount of any Hazardous Materials are present, as a result of the actions of Parent or any of its subsidiaries or any affiliate of Parent, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Parent or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  Except as would not have a
              ------------------------------
Material Adverse Effect to Parent (in any individual case or in the aggregate)
(i) neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Parent nor any of its subsidiaries has disposed of; transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  Parent and its subsidiaries currently hold all
               -------
Environmental Permits material to and necessary for the conduct of Parent's and its subsidiaries' Hazardous Material Activities and other businesses of Parent and its subsidiaries as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No material action, proceeding,
              -------------------------
revocation proceeding, amendment procedure, writ or injunction is pending, and to Parent's knowledge, no material action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Parent or any of its subsidiaries in a writing delivered to Parent concerning any Environmental Permit of Parent, Hazardous Material or any Hazardous Materials Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which reasonably could be expected to involve Parent or any subsidiaries in any environmental litigation or impose upon Parent any environmental liability, with such exceptions as would not have a Material Adverse Effect to Parent.

          3.14  Agreements, Contracts and Commitments.  Neither Parent nor any
                -------------------------------------
of its Subsidiaries is a party to any agreement which would require payment of in excess of $1.0 million in 2001. Neither Parent nor any of its Subsidiaries, nor to Parent's knowledge, any other party thereto, is in breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound ("Parent Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company. Each Parent Material Contract that has not expired by its terms, is in full force and effect and is not subject to any material default hereunder which Parent is aware by any party obligated to Parent or any of its Subsidiaries pursuant to such Parent Material Contract.

          3.15  Disclosure.
                ----------

          (a) The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is mailed to Company's stockholders or to Parent's stockholders, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Registration Statement and Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform Company.

          (b) The Board of Directors of Parent has, as of the date hereof, adopted the restructuring plan set forth in Part 3.15 of the Parent Disclosure Letter (the "Parent Interim Plan").

          3.16  Board Approval.  The Board of Directors of Parent has, as of the
                --------------
date of this Agreement, (i) determined that the Merger is in the best interests of Parent and its stockholders, and has approved this Agreement and the Parent Authorization Agreements, and (ii) recommends that the stockholders of Parent approve each of the Parent Stockholder Approvals.

          3.17  Fairness Opinion.  Parent's Board of Directors has received an
                ----------------
opinion from Goldman, Sachs & Co., dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

          3.18  Brokers' and Finders' Fees.  Except for fees payable to Goldman,
                --------------------------
Sachs & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.19  Insurance.  All material fire and casualty, general liability,
                ---------
business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, and copies or a summary of such policies have been made available to Company.

          3.20  Certain Contracts.  Neither Parent nor any of its Subsidiaries
                -----------------
is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Parent and its Subsidiaries, taken as a whole, is conducted.

                                   Article IV

                      Conduct Prior to the Effective Time

          4.1  Conduct of Business by Company.  During the period from the date
               ------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use all reasonable efforts to preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings, except as contemplated by the Company Interim Plan and except in each case where the failure to do so would not have a Material Adverse Effect with respect to Company. In addition, during that period Company will promptly notify Parent of any material event involving its business or operations consistent with the agreements contained herein.

          In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in Part 4.1 of the Company Disclosure Letter, without the prior written consent of Parent (which shall not be unreasonably withheld or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to, or any additional notice of termination, or extension or acceleration of the exercisability or vesting of any equity securities held by any officer or employee except (i) pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed to Parent, consistent with the terms of the Company Interim Plan or (ii) pursuant to written agreements entered into after the date hereof that are consistent with the terms of the Company Interim Plan or Part 4.1(b) of the Company Disclosure Letter;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the material Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of Company or split, combine or reclassify any capital stock of Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of Company (except for a reverse stock split of outstanding Company Common Stock);

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of Company Options and Company Warrants, (ii) shares of Company Common Stock issuable to participants in the Company ESPP, (iii) shares of Company Common Stock issuable to participants in the Company's 401(k) Plan, in the case of (i), (ii) and (iii), consistent with the terms thereof, and (iv) pursuant to grants of Company Options to newly hired employees, upon promotions of existing employees, as retention grants to existing employees, or as part of Company's annual option grant program, in each case, in the ordinary course of business, consistent with past practice, and not to exceed in the aggregate pursuant to this clause (iv), the balance of the options as of the date of this Agreement in the Company's existing stock option pool (net of cancellations) and which will not be entitled to acceleration as a result of the Merger and which shall vest in a manner as otherwise mutually agreed to by the parties in writing or as set forth in Part 4.1(f) of the Company Disclosure Letter;

          (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or enter into any material joint ventures, strategic relationships or alliances that would have a Material Adverse Effect on Company;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Company, except other sales, leases, encumbrances or dispositions or non-exclusive licenses in the ordinary course;

          (j) Incur any indebtedness for borrowed money (excluding for the avoidance of doubt, trade debt) or guarantee any such indebtedness of another person (other than a subsidiary), extend or enter into any commitment to make an extension of any indebtedness (excluding trade credits) except immaterial transactions in each case in the ordinary course of business consistent with past practice, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than pursuant to existing credit facilities, in the ordinary course of business;

          (k) Except as required to comply with any Legal Requirement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice providing for compensation and other benefits generally commensurate with similarly situated employees) or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee (other than pursuant to the Company Interim Plan), or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, other than bonuses, increases in salary or wage rates for non-directors or non-executive officers in the ordinary course of business consistent with past practice;

          (l) Make any material capital expenditures other than as consistent with the Company Interim Plan;

          (m) Modify, amend or terminate any Company Contract to which Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, in each case, in a manner that could reasonably be expected to have a Material Adverse Effect on the Company;

          (n) Enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Company Intellectual Property other than licenses, distribution or other similar agreements entered into in the ordinary course of business, and other than in connection with the License Agreement;

          (o) Initiate any litigation or arbitration proceeding, where the initiation of such proceedings, if determined adversely, would have a Material Adverse Effect on Company;

          (p) Pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and where such action would not have a Material Adverse Effect on Company, provided, that no such settlement would create a material liability or require a material payment;

          (q) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices; or

          (r) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (q) above.

          4.2  Conduct of Business by Parent.  During the period from the date
               -----------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use all reasonable efforts to preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings, except as contemplated by the Parent Interim Plan and except in each case where the failure to do so would not have a Material Adverse Effect with respect to Parent. In addition, during that period Parent will promptly notify Company of any material event involving its business or operations consistent with the agreements contained herein.

          In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in Part 4.2 of the Parent Disclosure Letter, without the prior written consent of Company (which shall not be unreasonably withheld or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to, or any additional notice of termination, or extension or acceleration of the exercisability or vesting of any equity securities held by any officer or employee except (i) pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to Parent, consistent with the terms of the Parent Interim Plan or (ii) pursuant to written agreements entered into after the date hereof and consistent with the terms of the Parent Interim Plan or Part 4.2(b) of the Parent Disclosure Letter;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the material Parent Intellectual Property, other than non-exclusive licenses in the ordinary course of business;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of Parent or split, combine or reclassify any capital stock of Parent or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of Parent (except for a reverse stock split of outstanding Parent Common Stock);

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of Parent Common Stock pursuant to the exercise of outstanding Parent Options and Parent Warrants, (ii) shares of Parent Common Stock issuable to participants in the Parent ESPP, (iii) shares of Parent Common Stock issuable to participants in the Parent's 401(k) Plan, in the case of (i), (ii) and (iii), consistent with the terms thereof, and (iv) pursuant to grants of Parent Options to newly hired employees, upon promotions of existing employees, as retention grants to existing employees, or as part of Parent's annual option grant program, in each case, in the ordinary course of business, consistent with past practice, and not to exceed in the aggregate pursuant to this clause, the balance of the options as of the date of this Agreement in the Parent's existing stock option pool (net of cancellations) and which will not be entitled to acceleration as a result of the Merger which shall vest in a manner as otherwise mutually agreed to by the parties in writing or as set forth in Part 4.2(f) of the Parent Disclosure Letter;

          (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries), except as required for the Parent Name Change;

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or enter into any material joint ventures, strategic relationships or alliances that would have a Material Adverse Effect on Parent;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Parent, except for other sales, leases, encumbrances or dispositions or non-exclusive licenses in the ordinary course of business;

          (j) Incur any indebtedness for borrowed money (excluding, for the avoidance of doubt, trade debt) or guarantee any such indebtedness of another person (other than a subsidiary), extend or enter into any commitment to make an extension of any indebtedness (excluding trade credits) except immaterial transactions in each case in the ordinary course of business consistent with past practice, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than pursuant to existing credit facilities, in the ordinary course of business except in connection with loans made under the Loan Agreement;

          (k) Except as required to comply with any Legal Requirement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice providing for compensation and other benefits generally commensurate with similarly situated employees) or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee (other than pursuant to the Parent Interim Plan), or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than bonuses, increases in salary or wage rates for non-directors or non-executive officers in the ordinary course consistent with past practice;

          (l) Make any material capital expenditures other than capital expenditures in the expressly permitted in and consistent with the Parent Interim Plan;

          (m) Modify, amend or terminate any Parent Contract to which Parent or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, in each case, in a manner that could reasonably be expected to have a Material Adverse Effect on Parent (other than changes to existing credit facilities in connection with the Loan Agreement);

          (n) Enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Parent Intellectual Property other than licenses, distribution or other similar agreements entered into in the ordinary course of business, and other in connection with the License Agreement;

          (o) Initiate any litigation or arbitration proceeding, where the initiation of such proceedings, if determined adversely, would have a Material Adverse Effect on Parent;

          (p) Pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and where such action would not have a Material Adverse Effect on Parent, provided, that no such settlement would create a material liability or require a material payment;

          (q) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices; or

          (r) Agree in writing or otherwise to take any of the actions described in Section 4.2(a) through (q) above.

          4.3  Interim Plans.  Parent shall use all reasonable efforts to
               -------------
implement, fully comply with and timely complete the Parent Interim Plan in accordance with its terms, and Company shall use all reasonable efforts to implement, fully comply with and timely complete the Company Interim Plan in accordance with its terms, in each case subject to compliance with the HSR Act.

                                   Article V

                             Additional Agreements

          5.1  Joint Proxy Statement/Prospectus; Registration Statement;
               ---------------------------------------------------------
Antitrust and Other Filings.
---------------------------

          (a) As promptly as reasonably practicable after the execution of this Agreement, Company and Parent will prepare and file with the SEC, the Joint Proxy Statement/Prospectus and Parent will prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. Each of Company and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and each of Company and Parent will cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Promptly after the date of this

Agreement, each of the Company and Parent will prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 5.1.

          (b) Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Merger or any Antitrust Filing or Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any Antitrust Filing or Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and/or Parent, such amendment or supplement. Notwithstanding any other provision of this Agreement, nothing herein shall require Parent to qualify to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger.

          5.2  Meeting of Company Stockholders.
               -------------------------------

          (a) Promptly after the date hereof, Company will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting (including any adjournments thereof) to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon approval and adoption of this Agreement and approval of the Merger. Subject to Section 5.2(c), Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the Nasdaq Stock Market or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Company Acquisition Proposal or Company Superior Offer, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company with respect to this Agreement or the Merger.

          (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

          (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger or endorsing or recommending a Company Superior Offer (as defined below) if (i) a Company Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Parent (a "Notice of Company Superior Offer") advising Parent that the Company has received a Company Superior Offer, summarizing the material terms and conditions of such Company Superior Offer and identifying the person or entity making such Company Superior Offer, (iii) Parent shall not have, within two business days of Parent's receipt of the Notice of Company Superior Offer, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to Company's stockholders as such Company Superior Offer (it being agreed that the Board of Directors of Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that, in light of such Company Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Company to Company's stockholders under applicable law and (v) Company shall not knowingly have violated any of the restrictions set forth in Section 5.4 or any of the material provisions of this
Section 5.2. Company shall provide Parent with at least two business days prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors) of any meeting of the Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider any Company Acquisition Proposal (as defined in Section 5.4) to determine whether such Company Acquisition Proposal is a Company Superior Offer. Nothing contained in this Section 5.2(c) shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "Company Superior Offer" shall mean (a) an unsolicited, bona fide Company Acquisition Proposal that the Board of Directors of the Company determines, in its good faith determination (after consultation with a financial advisor of national standing) to be substantially more favorable to the Company stockholders than the Merger and (b) which requires by its terms that as a condition to the consummation of the transaction contemplated by such written offer the Merger and the transactions contemplated thereby be terminated; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith determination of the Company's Board of Directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

          (d) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or otherwise required by directors' duties of disclosure to stockholders under Delaware Law.

          5.3  Meeting of Parent Stockholders
               ------------------------------

          (a) Promptly after the date hereof, Parent will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting (including any adjournments thereof) to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Parent Stockholder Approvals. Subject to Section 5.3(c), Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Parent Stockholder Approvals and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the Nasdaq Stock Market or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the Parent Stockholder Approvals or, if as of the time for which Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements.

          (b) Subject to Section 5.3(c): (a) the Board of Directors of Parent shall recommend that Parent's stockholders at the Parent Stockholder Meeting approve the following (i) the issuance of Parent Common Stock pursuant to the Merger, and (ii) the amendment of Parent's Certificate of Incorporation to effect the Parent Name Change (collectively, the "Parent Stockholder Approvals"); (b) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders approve the Parent Stockholder Approvals at the Parent Stockholders' Meeting; and (c) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Company, the recommendation of the Board of Directors of Parent that Parent's stockholders approve the Parent Stockholder Approvals.


          (c) Nothing in this Agreement shall prevent the Board of Directors of Parent from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger or endorsing or recommending a Parent Superior Offer (as defined below) if (i) a Parent Superior Offer (as defined below) is made to Parent and is not withdrawn, (ii) Parent shall have provided written notice to the Company (a "Notice of Parent Superior Offer") advising the Company that Parent has received a Parent Superior Offer, summarizing all of the material terms and conditions of such Parent Superior Offer and identifying the person or entity making such Parent Superior Offer, (iii) the Company shall not have, within two business days of the Company's receipt of the Notice of Parent Superior Offer, made an offer that Parent's Board of Directors by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to Parent's stockholders as such Parent Superior Offer (it being agreed that the Board of Directors of Parent shall convene a meeting to consider any such offer by Company promptly following the receipt thereof), (iv) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that, in light of such Parent Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Parent to Parent's stockholders under applicable law and (v) Parent shall not have knowingly violated any of the restrictions set forth in Section 5.5 or any of the material provisions of this
Section 5.3. Parent shall provide Company with at least two business days prior notice (or such lesser prior notice as provided to the members of the Parent's Board of Directors) of any meeting of Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to consider any Parent Acquisition Proposal (as defined in Section 5.5) to determine whether such Parent Acquisition Proposal is a Parent Superior Offer. Nothing contained in this Section 5.3(c) shall limit the Parent's obligation to hold and convene the Parent Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified). For purposes of this Agreement, "Parent Superior Offer" shall mean (a) an unsolicited, bona fide Parent Acquisition Proposal that the Board of Directors of Parent determines, in its good faith determination (after consultation with a financial advisor of national standing) to be substantially more favorable to the Parent stockholders than the Merger and (b) which requires by its terms that as a condition to the consummation of the transaction contemplated by such written offer the Merger and the transactions contemplated thereby be terminated; provided, however, that any such offer shall not be deemed to be a "Parent Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith determination of the Parent's Board of Directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

          (d) Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or otherwise required by directors' duties of disclosure to stockholders under Delaware Law.

          5.4  No Company Solicitation.
               -----------------------

          (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates under the control of the Company or employees or any investment banker, attorney or other advisor or representative retained by any of them (collectively, "Company Representatives") to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly induce the making, submission or announcement of any Company Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions (except discussions to elicit information concerning a Company Acquisition Proposal which is required to determine whether such proposal may constitute a Company Superior Offer) or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Company Acquisition Proposal, except to elicit information concerning a Company Acquisition Proposal which is required to determine whether such proposal may constitute a Company Superior Offer, (iii) approve, endorse or recommend any Company Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment proposing or providing for any Company Acquisition Proposal; provided, however, that notwithstanding the foregoing, Company may disclose the provisions of this
Section 5.4 in response to an unsolicited inquiry from any person or group, and prior to the approval of this Agreement and the Merger at the Company Stockholders' Meeting, this Section 5.4(a) shall not prohibit Company from furnishing nonpublic information regarding Company and its subsidiaries to, or entering into or participating in discussions or negotiations with, any person or group who has submitted (and not withdrawn) to Company an unsolicited, written Company Acquisition Proposal, if the Board of Directors of Company concludes in good faith (after consultation with a financial advisor of national standing) may constitute a Company Superior Offer if (1) neither Company nor any authorized Company Representative and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Company to Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions (except discussions to elicit information to concerning a Company Acquisition Proposal which is required to determine whether such proposal may constitute a Company Superior Offer) or negotiations with, such person or group,

Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Company Acquisition Proposal and of Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Company receives from such person or group an executed confidentiality agreement containing terms which shall not restrict Company from complying with its disclosure obligations under this Agreement and which shall otherwise contain customary limitations on the use and disclosure of all non-public information furnished to such person or group or on behalf of the Company and other terms no less favorable to Company than those set forth in the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any authorized Company Representative or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company; provided, however, that if a violation consists of a communication by any such Company Representative (other than an executive officer or director) which was unauthorized by Company and Company terminates its relationship with such Company Representative and with such Company Representative employer (if a third party) immediately upon becoming aware of such communication, then such from and after such termination, then such communication shall no longer be deemed to constitute a material breach of this Agreement for purposes of Sections 6.3(b) and 7.1(i). For purposes of this Section 5.4(a), a Company Acquisition Proposal (as defined below) that was first received by the Company prior to the date of this Agreement shall be deemed "unsolicited" only if (i) discussions with respect to such Company Acquisition Proposal were terminated by Company prior to the date of this Agreement in accordance with this Section 5.4(a) and (ii) the Company received after the date of this Agreement, a renewed expression of interest with respect to such Company Acquisition Proposal without any solicitation on the part of the Company.

          For purposes of this Agreement, "Company Acquisition Proposal" shall mean any offer or proposal by a third party relating to: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 50% of the assets of the Company.

5.5  No Parent Solicitation.
     ----------------------

          (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, Parent and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates under the control of the Parent or employees or any investment banker, attorney or other advisor or representative retained by any of them (collectively, "Parent Representatives") to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly induce the making, submission or announcement of any Parent Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions (except discussions to elicit information to concerning a Parent Acquisition Proposal which is required to determine whether such proposal may constitute a Parent Superior Offer) or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Parent Acquisition Proposal, except to elicit information concerning a Parent Acquisition Proposal which is required to determine whether such proposal may constitute a Parent Superior Offer, (iii) approve, endorse or recommend any Parent Acquisition Proposal or
(iv) enter into any letter of intent or similar document or any contract, agreement or commitment proposing or providing for any Parent Acquisition Proposal; provided, however, that notwithstanding the foregoing, Parent may disclose the provisions of this Section 5.5 in response to an unsolicited inquiry from any person or group, and prior to the Parent Stockholder Approval at the Parent Stockholders' Meeting, this Section 5.5(a) shall not prohibit Parent from furnishing nonpublic information regarding Parent and its subsidiaries to, or entering into or participating in discussions or negotiations with, any person or group who has submitted (and not withdrawn) to Parent an unsolicited, written Parent Acquisition Proposal, if the Board of Directors of Parent concludes in good faith (after consultation with a financial advisor of national standing) may constitute a Parent Superior Offer (which for purposes of this Section 5.5(a) shall be defined without reference to subsection
(b) of the definition of Parent Superior Offer in Section 5.3(c) hereof) if (1) neither Parent nor any authorized Parent Representative and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.5, (2) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Parent to Parent's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions (except discussions to elicit information concerning a Parent Acquisition Proposal which is required to determine whether such proposal may constitute a Parent Superior Offer) or negotiations with, such person or group, Parent gives Company written notice of the identity of such person or group and all of the material terms and conditions of such Parent Acquisition Proposal and of Parent's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Parent receives from such person or group an executed confidentiality agreement containing terms which shall not restrict Parent from complying with its disclosure obligations under this Agreement and which shall otherwise contain customary limitations on the use and disclosure of all non-public information furnished to such person or group or on behalf of Parent and other terms no less favorable to Parent than those set forth in the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Parent furnishes such nonpublic information to Company (to the extent such nonpublic information has not been previously furnished by Parent to Company). Parent and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any authorized Parent Representative or any of its subsidiaries shall be deemed to be a breach of this Section 5.5 by Company; provided, however, that if a violation consists of a communication by any Parent Representative (other than an executive, officer or director) which was unauthorized by Parent and Parent terminates its relationship with such Parent Representative and with such Parent Representative employer (if a third party) immediately upon becoming aware of such communication, then such from and after such termination, then such communication shall no longer be deemed to constitute a material breach of this Agreement for purposes of Sections 6.2(b) and 7.1(h). For purposes of this
Section 5.5(a), a Parent Acquisition Proposal (as defined below) that was first received by the Parent prior to the date of this Agreement shall be deemed "unsolicited" only if (i) discussions with respect to such Parent Acquisition Proposal were terminated by Parent prior to the date of this Agreement in accordance with this Section 5.5(a) and (ii) the Parent received after the date of this Agreement, a renewed expression of interest with respect to such Parent Acquisition Proposal without any solicitation on the part of the Parent.

          For purposes of this Agreement, "Parent Acquisition Proposal" shall mean any offer or proposal by a third party relating to: (A) any acquisition or purchase from Parent by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding voting securities of Parent or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the total outstanding voting securities of Parent or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 50% of the assets of Parent.

          5.6  Confidentiality; Access to Information.
               --------------------------------------

          (a) The parties acknowledge that Company and Parent have previously executed a mutual confidentiality agreement, dated as of April 5, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.


          (b)  Access to Information.  Company will afford Parent and its
               ---------------------
accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, contracts, commitments, records (including tax returns and related work papers) and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request; provided that Company shall not be required to provide Parent or its agents with access to any files, books, records or information where (i) such access would waive any privileges available under applicable law, or (ii) would breach the terms of any nondisclosure agreement with any third party after Company shall have used all reasonable efforts to obtain a waiver of, or consent to disclosure under, such agreement. Parent will afford Company and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, contracts, commitments, records (including returns and related work papers) and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request; provided that Parent shall not be required to provide Company or its agents with access to any files, books, records or information where (i) such access would waive any privileges available under applicable law, or (ii) would breach the terms of any nondisclosure agreement with any third party after Parent shall have used all reasonable efforts to obtain a waiver of, or consent to disclosure under, such agreement. No information or knowledge obtained in any investigation pursuant to this
Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Unless otherwise required by law, the parties will hold such non-public information in confidence in accordance with the Confidentiality Agreement. Company will take all reasonable precautions to prevent any trading in the securities of Parent by officers, directors, employees and agents of Company, having knowledge of any material information regarding Parent provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement until the information in question has been publicly disclosed. Parent will take all reasonable precautions to prevent any trading in the securities of Company by officers, directors, employees and agents of Parent, having knowledge of any material information regarding Company provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement until the information in question has been publicly disclosed.

          5.7  Public Disclosure.  Parent and Company will consult with each
               -----------------
other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

          5.8  Reasonable Efforts; Notification.
               --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (b) Each of Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any litigation relating to, involving or otherwise affecting Company, Parent or their respective subsidiaries that relates to the consummation of the Merger. Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          5.9   Third Party Consents.  As soon as practicable following the date
                --------------------
hereof, Parent and Company will each use all commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          5.10  Stock Options and ESPP.
                ----------------------

          (a) At the Effective Time, each outstanding Company Option, whether granted under the Company's stock option plans or subject to a non-plan agreement and whether or not exercised, outstanding immediately prior to the Effective Time, whether or not then exercisable, will be assumed by Parent (an "Assumed Company Option"). Each Assumed Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Assumed Company Options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each such Assumed Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent

Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Assumed Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Assumed Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with Company or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time.

          (b) It is intended that Assumed Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
Section 5.10 shall be applied consistent with such intent.

          (c) Each outstanding purchase right under the Company ESPP (each an "Assumed Purchase Right") shall be assumed by Buyer. Each Assumed Purchase Right shall continue to have, and be subject to, the terms and conditions set forth in the Company ESPP and the documents governing the Assumed Purchase Rights, except that the number of shares of Buyer Common Stock issuable upon exercise thereof shall equal the number of shares of Company Common Stock otherwise issuable upon exercise thereof multiplied by the Exchange Ratio and the purchase price of such shares of Buyer Common Stock on the Purchase Date (as defined in the ESPP) shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value per share of the Company Common Stock on the Offering Date for such Purchase Period by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value per share of the Buyer Common Stock on the applicable Purchase Date (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). The Assumed Purchase Rights shall be exercised on the applicable Purchase Date, and each participant shall, accordingly, be
issued shares of Buyer Common Stock at such time.   The Company ESPP and all
outstanding purchase rights thereunder shall terminate on the last day of any Offering Period in effect on the date hereof, and no additional purchase rights shall be granted and no additional Offering Periods shall commence following the date hereof. Buyer agrees that from and after the Effective Time, employees of Company may participate in Buyer's employee stock purchase plan, subject to the terms and conditions of such plan if they are not participating in the ESPP on such date. Capitalized terms in this Section 6.14 if not otherwise defined in this Agreement, have the meanings ascribed to them in the Company ESPP.


          5.11  Company Warrants.  At the Effective Time, each outstanding
                ----------------
Company Warrant, whether or not then exercisable, will be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in such Company Warrant immediately prior to the Effective Time (including, without limitation, any vesting provisions), except that (i) each such Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The exercisability period and other terms and conditions of the Company Warrants will remain unchanged.

          5.12  Form S-8.  Parent agrees to file a registration statement on
                --------
Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable, after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

          5.13  Indemnification.
                ---------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

          (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by Company for such coverage (or such coverage as is available for such 200% of such annual premium).

          (c) This Section 5.13 shall survive the consummation of the Merger, is intended to benefit Company, the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties.

          5.14  Parent Board of Directors.  The Board of Directors of Parent
                -------------------------
will take all actions reasonably necessary such that, effective upon the Effective Time, two persons designated by a majority of Parent's Board of Directors, two persons designated by a majority of Company's Board of Directors and one person to be mutually agreed to by Parent and Company which will be Massood Zarrabian or such other person as may be mutually agreed (the "New Directors") shall be appointed to Parent's Board of Directors, which directors will be appointed to the respective classes (Class I, Class II or Class III) as follows: (i) Massood Zarrabian (or his replacement or substitute) will serve in Class I, (ii) one of the two directors designed by Parent's Board of Directors will serve in Class II and the other director designated by Parent's Board of Directors will serve in Class II, and (iii) one of the two directors designed by Company's Board of Directors will serve in Class III and the other director designated by Company's Board of Directors will serve in Class III. Parent will use all commercially reasonable efforts to fulfill the conditions set forth in
Section 6.2(e). Upon the Effective Time, Chuck Bay will be appointed to serve as Chief Executive Officer and President of Parent, and James Wood will be appointed to serve as Chairman of Parent.

          5.15  Nasdaq Listing.  Parent shall use all requisite commercially
                --------------
reasonable efforts to authorize for listing on the Nasdaq Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance. Each of Company and Parent agrees to continue the quotation of Parent Common Stock and Company Common Stock, respectively, on the Nasdaq National Market, during the term of this Agreement so that appraisal rights will not be available to stockholders of Company under Section 262 of Delaware Law. Nothing in this Agreement shall prohibit or limit the right of any party to effect a reverse stock split of such party's outstanding common stock, including taking any action under such party's charter documents to accomplish such stock split (provided that the Exchange Ratio shall be subject to proportional adjustment in accordance with Section 1.6(f) in the event of any reverse stock split effected prior to the Effective Time).

          5.16  Letters of Accountants.  Company and Parent shall use their
                ----------------------
respective reasonable efforts to cause to be delivered to Parent letters of Company's and Parent's independent accountants, respectively, dated no more than two business days before the date on which the Registration Statement becomes effective (and satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          5.17  Takeover Statutes.  If any Takeover Statute is or may become
                -----------------
applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

          5.18  Certain Employee Benefits.
                -------------------------

     (a) As soon as practicable after the execution of this Agreement, Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Company Employee Plans immediately prior to the Effective Time if appropriate).

     (b) Employees of the Company and its subsidiaries will be granted credit for all service with the Company, its subsidiaries or its Affiliates under each Company employee benefit plan, program or arrangement of Parent or its Affiliates in which such Employees are eligible to participate for all purposes, except for purposes of benefit accrual under a defined benefit pension plan.
If Employees become eligible to participate in a medical, dental or health plan of Parent or its Affiliates, Parent will cause such plan to (i) waive any preexisting condition exclusions and waiting period limitations for conditions covered under the applicable medical, dental or health plans maintained or contributed to by Company (but only to the extent corresponding exclusions and limitations were satisfied by such Employees under the applicable medical, dental or health plans maintained or contributed to by Company); and (ii) credit any deductible or out of pocket expenses incurred by the Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation.

     (c) Parent and Company shall each perform and undertake all acts as may be necessary to comply with the applicable provisions of the Workers Adjustment and Retaining Act ("WARN") and laws for all of their respective employees. Parent shall be responsible for and pay any liability for severance payments, pursuant to WARN or otherwise, to any Parent employee that accrues or becomes payable during the period of such employee's employment or service with Parent or arises out of the termination of such person's employment with Parent. Company shall be responsible for and pay any liability for severance payments, pursuant to WARN or otherwise, to any Company employee that accrues or becomes payable during the period of such employee's employment or service with Company or arises out of the termination of such persons employment with Company.


          5.19  Section 16.  Provided that Company delivers to Parent the
                ----------
Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3 under the Exchange
Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of the Parent Common Stock upon conversion of the Company Common Stock, and of options for Parent Common Stock upon conversion of the Company Options, in each case pursuant to the transactions contemplated hereby, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information regarding the Company Insiders, the number of shares of Company capital stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in connection with the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into options for Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of Company who will be subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

          5.20  Tax Matters.  Each of Parent, Merger Sub and Company agrees that
                -----------
it will not take any action, or fail to take any action, which action or failure to act would be reasonably likely to cause the Merger to fail to qualify as a "reorganization" pursuant to the provisions of Section 368 of the Code.


                                   Article VI
                            Conditions to the Merger

          6.1  Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  Company Stockholder Approval.  This Agreement shall have been
               ----------------------------
approved and adopted, and the Merger shall have been approved, by the requisite vote of the stockholders of Company under applicable law and the Company Charter Documents.

          (b)  Parent Stockholder Approval.  The Parent Stockholder Approvals
               ---------------------------
shall have been approved by the requisite vote of the stockholders of Parent under applicable law and the Parent Charter Documents.

          (c)  Registration Statement Effective; Proxy Statement.  The SEC shall
               -------------------------------------------------
have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (d)  No Order; HSR Act.  No Governmental Entity shall have enacted,
               -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated.

          (e)  Nasdaq Listing.  The shares of Parent Common Stock to be issued
               --------------
in the Merger shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

          (f)  Consents.  Other than the filing of the Certificate of Merger
               --------
with the Delaware Secretary of State, all required approvals or consents of any Governmental Entity or other person in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries (including, for the purposes of this condition, Company and its subsidiaries), taken as a whole.

          6.2  Additional Conditions to Obligations of Company.  The obligation
               -----------------------------------------------
of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except as a result of transactions contemplated by this Agreement, and where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Parent. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Letter made or purported to have been made after the execution of this Agreement, unless agreed to in writing by the Company, shall be disregarded. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent.

          (b)  Agreements and Covenants.  Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date and Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent.

          (c)  Material Adverse Effect.  No Material Adverse Effect with respect
               -----------------------
to Parent shall have occurred since the date of this Agreement and be continuing.

          (d)  Tax Opinion.  Company shall have received an opinion of Fenwick &
               -----------
West LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to it, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if the counsel to Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Company if counsel to Parent renders such opinion to Company. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e)  Parent Board of Directors.  All actions necessary in order for
               -------------------------
the New Directors to become members of the Parent Board of Directors upon the Effective Time in accordance with Section 5.14 shall have occurred.

          (f)  Parent Interim Plan.  Parent shall have complied with and timely
               -------------------
completed, in all material respects, the Parent Interim Plan.

          6.3  Additional Conditions to the Obligations of Parent and Merger
               -------------------------------------------------------------
Sub.  The obligations of Parent and Merger Sub to consummate and effect the
---
Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except as a result of transactions contemplated by this Agreement and except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Company. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Letter made or purported to have been made after the execution of this Agreement, unless agreed to in writing by the Company, shall be disregarded. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer or Chief Financial Officer of Company.

          (b)  Agreements and Covenants.  Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer or Chief Financial Officer of Company.

          (c)  Material Adverse Effect.  No Material Adverse Effect with respect
               -----------------------
to Company shall have occurred since the date of this Agreement and be continuing.

          (d)  Company Interim Plan.  The Company shall have complied with and
               --------------------
timely completed, in all material respects, the Company Interim Plan.

          (e)  Tax Opinion.  Parent shall have received an opinion of Brobeck,
               -----------
Phleger & Harrison LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to it, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if the counsel to Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent if counsel to the Company renders such opinion to Parent. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                                  Article VII
                       Termination, Amendment and Waiver

          7.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time, whether before or after the requisite approvals of the stockholders of Company or Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by October 31, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a proximate cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement, provided further that such date shall be extended to December 31, 2001 in the event that the waiting period under the HSR Act has not expired or been terminated or the Registration Statement has not been declared effective, and the extending party reasonably believes that the waiting period will expire or the registration statement will be declared effective in time to permit the closing to occur on or before December 31, 2001.

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and non-appealable;

          (d) by either Company or Parent, if the approval and adoption of this Agreement, and the approval of the Merger, by the stockholders of Company shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a material breach by Company of this Agreement;

          (e) by either Company or Parent, if the approval of the issuance of shares of Parent Common Stock pursuant to the Merger by the stockholders of Parent shall not have been obtained by reason of the failure to obtain the respective required votes at a meeting of Parent stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Parent where the failure to obtain the Parent stockholder approvals shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement;

          (f) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of Company) if a Company Triggering Event (as defined below) shall have occurred;

          (g) by Company (at any time prior to the approval of the Parent Stockholder Approval by the required vote of the stockholders of Parent) if a Parent Triggering Event (as defined below) shall have occurred;

          (h) by Company, if Parent shall have breached any representation or warranty or shall breach any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become materially inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially inaccurate, provided that if such inaccuracy in Parent's representations and warranties or material breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(h) for 45 days after delivery of written notice from Company to Parent of such material breach, provided Parent continues to exercise commercially reasonable efforts to cure such material breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (h) if such material breach or material inaccuracy by Parent is cured during such 45-day period, or if Company is then in material breach under this Agreement);

          (i) by Parent, if the Company shall have breached any representation or warranty or shall breach any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially inaccurate, provided that if such inaccuracy in the Company's representations and warranties or material breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(i) for 45 days after delivery of written notice from Parent to the Company of such material breach, provided the Company continues to exercise commercially reasonable efforts to cure such material breach (it being understood that the Parent may not terminate this Agreement pursuant to this paragraph (h) if such material breach or material inaccuracy by the Company is cured during such 45-day period, or if Parent is then in material breach under this Agreement); or

          (j) By Parent, if Company shall have willfully and materially breached the Company's obligations under the Loan Agreement and such breach shall continue despite two (2) business days written notice and opportunity to cure; or

          (k) By the Company, if Parent shall have willfully and materially breached Parent's obligations under the Loan Agreement and such breach shall continue despite two (2) business days written notice and an opportunity to cure.

          For the purposes of this Agreement, a "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the adoption and approval of the Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within 10 business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of a Company Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or publicly recommended any Company Acquisition Proposal; (v) Company shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Company Acquisition Proposal; (vi) Company shall have knowingly breached any of the material provisions of Sections 5.2 or any of the provisions of Section 5.4; or
(vii) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent, and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

          For the purposes of this Agreement, a "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Company its recommendation in favor of the Parent Stockholder Approval; (ii) Parent shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Parent in favor of the Parent Stockholder Approval; (iii) the Board of Directors of Parent fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within 10 business days after Company requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Parent Acquisition Proposal; (iv) the Board of Directors of Parent or any committee thereof shall have approved or publicly recommended any Parent Acquisition Proposal; (v) Parent shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Parent Acquisition Proposal; (vi) Parent shall have knowingly breached any of the material provisions of Sections 5.3 or any of the provisions of Section 5.5, or (vii) a tender or exchange offer relating to securities of Parent shall have been commenced by a person unaffiliated with Company, and Parent shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Parent recommends rejection of such tender or exchange offer.

          7.2  Notice of Termination; Effect of Termination. Any proper
               --------------------------------------------
termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, and there shall be no obligation or liability on the part of Parent, Merger Sub, Company, or any of their respective officers, directors, securityholders or affiliates, except (i) as set forth in Section 5.7, this Section 7.2, Section
7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any fraud or, notwithstanding Section 7.6, willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

          7.3  Fees and Expenses.
               -----------------

          (a) General.  Except as set forth in this Section 7.3, all fees and
              -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing with the SEC of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits), any amendments or supplements thereto and any HSR Act filing fees.

          (b) Company Payments.  In the event that this Agreement is terminated
              ----------------
by Parent or Company, as applicable, pursuant to Sections 7.1(b), 7.1(d) or 7.1(f), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $2.5 million in immediately available funds (the "Termination Fee"); provided, that in the case of a termination under Sections 7.1(b) or 7.1(d) prior to which no Company Triggering Event has occurred, (i) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, a person has publicly announced and not withdrawn a Company Acquisition Proposal and (B) within twelve months following the termination of this Agreement, either a Company Acquisition (as defined below) is consummated with such person, or the Company enters into an agreement providing for a Company Acquisition with such person and such Company Acquisition is later consummated with such person (or an affiliate of such person) with whom such agreement was entered into (regardless of when such consummation occurs if the Company has entered into such an agreement within such twelve-month period), and
(ii) such payment shall be made promptly, but in no event later than two days after the consummation of such Company Acquisition (regardless of when such consummation occurs if the Company has entered into such an agreement within such twelve-month period). Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

          For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or the parent thereof), (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

          (c) Parent Payments.  In the event that this Agreement is terminated
              ---------------
by Parent or Company, as applicable, pursuant to Sections 7.1(b), 7.1(e) or 7.1(g), Parent shall promptly, but in no event later than two days after the date of such termination, pay Company a fee equal to $2.5 million in immediately available funds (the "Termination Fee"); provided, that in the case of a termination under Sections 7.1(b) or 7.1(e) prior to which no Parent Triggering Event has occurred, (i) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, a person has publicly announced and not withdrawn a Parent Acquisition Proposal and (B) within twelve months following the termination of this Agreement, either a Parent Acquisition (as defined below) is consummated with such person, or Parent enters into an agreement providing for a Parent Acquisition with such person and such Parent Acquisition is later consummated with such person (or affiliate of such person) with whom such agreement was entered into (regardless of when such consummation occurs if the Parent has entered into such an agreement within such twelve-month period), and (ii) such payment shall be made promptly, but in no event later than two days after the consummation of such Parent Acquisition (regardless of when such consummation occurs if Parent has entered into such an agreement within such twelve-month period). Parent acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement. Accordingly, if Parent fails to pay in a timely manner the amounts due pursuant to this Section 7.3(c), and, in order to obtain such payment, Parent makes a claim that results in a judgment against Parent for the amounts set forth in this Section 7.3(c), Parent shall pay to Company its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(c) shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

          For the purposes of this Agreement, "Parent Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or the parent thereof), (ii) a sale or other disposition by Parent of assets representing in excess of 50% of the aggregate fair market value of Parent's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Parent.

          7.4  Amendment.  Subject to applicable law, this Agreement may be
               ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

          7.5  Extension; Waiver.  At any time prior to the Effective Time any
               -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

          7.6  Liquidated Damages.  The Parent Termination Fee or the Company
               ------------------
Termination Fee when paid to the receiving party in the manner herein provided shall constitute liquidated damages to the receiving party and the paying party shall have no further liability in respect thereof. The parties agree that such damages are difficult to estimate and that such amounts are reasonable approximations of actual damages.


                                 Article VIII
                              General Provisions

          8.1  Non-Survival of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants and agreements that by their terms survive the Effective Time shall survive the Effective Time.

          8.2  Notices.  All notices and other communications hereunder shall
               -------
be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Kana Communications, Inc.
               740 Bay Road
               Redwood City, CA  94063
               Attention: Jay Wood, Chief Executive Officer
               Facsimile No.: 650-494-8501

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA  94303
               Attention: David Makarechian, Esq.
                          Jonathan Shapiro, Esq.
               Facsimile No.: 650-496-2885

          (b)  if to Company, to:

               Broadbase Software, Inc.
               172 Constitution Drive
               Menlo Park, CA  94025
               Attention: Chuck Bay, Chief Executive Officer
               Facsimile No.: 650-614-8301
               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California 94306
               Attention:  Gordon K. Davidson, Esq.
                           David Michaels, Esq.
               Facsimile No.: 650-494-1417

          8.3  Interpretation; Certain Defined Terms  .
               -------------------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter. For purposes of this definition, the "executive officers" of Company shall be those person listed on Part 8.3(b) of the Company Disclosure Letter. For purposes of this definition, the "executive officers" of Parent shall be those person listed on Part 8.3(b) of the Parent Disclosure Letter.

          (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, cash position, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that such change, event, circumstance or effect directly results from any of the following (none of which shall in and of itself constitute a Material Adverse Effect): (i) changes in general economic, political or social conditions, (ii) short term variations in revenues, (iii) changes in the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner), (iv) changes in the trading prices or volume for such entity's capital stock, (v) any changes in the electronic customer relationship management market (provided that such changes do not affect such entity in a substantially disproportionate manner), (vi) the effect of the public announcement or pendency of the transactions contemplated hereby on customers, suppliers, distributors, partners, employees, of such entity, (vii) the effect of performing any obligations under this Agreement or the Loan Agreement or implementing the Parent Interim Plan or the Company Interim Plan, or (viii) changes or effects which are proximately caused by one party's (the "first party's") refusal to consent to action reasonably requested to be taken by the other party (the "second party") which the second party (at the time of such request) certified to the first party was necessary, in the good faith judgment of the second party's Board of Directors, to avoid a Material Adverse Effect on the second party.

          (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited liability company, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (e) For purposes of this Agreement, "subsidiary" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          8.4  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          8.5  Entire Agreement; Third Party Beneficiaries.  This Agreement,
               -------------------------------------------
its Exhibits and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.14.

          8.6  Severability.  In the event that any provision of this
               ------------
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          8.7  Other Remedies; Specific Performance.  Except as otherwise
               ------------------------------------
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.8  Governing Law.  Except for matters required to be governed by,
               -------------
and construed in accordance with, Delaware corporate law (which shall be so governed and construed), this Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          8.9  Rules of Construction.  The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          8.10 Assignment.  No party may assign either this Agreement or any
               ----------
of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

          8.11 Waiver Of Jury Trial.  EACH OF PARENT, COMPANY AND MERGER SUB
               --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


                                   * * * * *

          In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                                    KANA COMMUNICATIONS, INC.


                                    By: /s/ James C. Wood
                                       ---------------------------------
                                    Name:  James C. Wood
                                    Title:  Chief Executive Officer

                                    ARROW ACQUISITION CORP.


                                    By: /s/ James C. Wood
                                       ---------------------------------
                                    Name:  James C. Wood
                                    Title:  Chief Executive Officer

                                    BROADBASE SOFTWARE, INC.


                                    By: /s/ Chuck Bay
                                       ---------------------------------
                                    Name:  Chuck Bay
                                    Title:  Chief Executive Officer

                                                                       Exhibit A

                 COMPANY VOTING AGREEMENT AND IRREVOCABLE PROXY

     This Voting Agreement and irrevocable proxy (this "Agreement") is made and entered into as of April 9, 2001 (the "Effective Date"), by and between Kana Communications, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Broadbase Software, Inc., a Delaware corporation ("Company").

                                    RECITALS
                                    --------

     A. Concurrently with the execution of this Agreement, Parent, Company and Arrow Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement") which provides for the merger of Merger Sub with and into Company (the "Merger"). Pursuant to the Merger, shares of common stock of Company, par value $0.001 per share ("Company Common Stock") will be converted into shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock") on the basis described in the Merger Agreement; capitalized terms that are used in this Agreement and are not otherwise defined herein will have the same meanings that such terms have in the Merger Agreement.

     B. Stockholder owns of record or has the power to direct the voting with respect to such number of Shares (as defined herein) as are indicated on the final page of this Agreement;

     C. Stockholder is entering into this Agreement as a material inducement and consideration to Parent to enter into the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.  Definitions.
         -----------

          (a) "Expiration Date" means the earlier to occur of (i) the Effective Time of the Merger; and (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

          (b) "Shares" means all issued and outstanding shares of Company Common Stock owned of record by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Company called for the purpose of voting on the matters referred to in Section 2.1, or (ii) to take action by written consent of the stockholders of Company with respect to the matters referred to in Section 2.1; provided, however, that any shares of
                                    --------  -------
capital stock of Company that Stockholder purchases or with respect to which Stockholder otherwise exercises voting power after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

          (c) "Transfer" with respect to any security means to directly or indirectly: (i) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security; or (ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

     2.  Agreement to Vote.
         -----------------

          2.1  Voting Agreement.  Stockholder hereby covenants and agrees that,
               ----------------
prior to the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Company, however called, and in any action taken by the written consent of stockholders of Company without a meeting, unless otherwise directed in writing by Parent, Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent for cause to be voted or consented the Shares:

               (a) in favor of the Merger, the execution and delivery by Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with this Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

               (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Company in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Company's or Parent's obligation to consummate the Merger; and

               (c) against approval of any proposal made in opposition to or in competition with the consummation of the Merger, including, without limitation, any Company Acquisition Proposal or Company Superior Offer (each as defined in the Merger Agreement).

          Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with any provision of this Section 2.1. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein.

          2.2  Irrevocable Proxy.  Contemporaneously with the execution of this
               -----------------
Agreement, Stockholder will deliver to Parent a proxy with respect to Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the
                            ---------
fullest extent permitted by applicable law (the "Proxy"); provided, however, that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

          2.3  Transfer and Other Restrictions.  (a)  From and after the date
               -------------------------------
hereof until the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

               (i) except pursuant to the terms of the Merger Agreement, Transfer any or all of the Shares or any interest therein except as provided in Section 2.2 hereof;

               (ii) grant any proxy, power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this Agreement; or

               (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

               (b) To the extent Stockholder is, as of the date hereof, party to a contract or agreement that requires Stockholder to Transfer Shares to another person or entity (excluding a contract or agreement pledging Shares to Company), Stockholder will not effect any such Transfer unless to cause the transferee to be bound by and to execute an agreement in the form of this Agreement with respect to the Shares to be Transferred. Nothing herein shall prohibit Stockholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant Stockholder may hold; provided,
                                                                       --------
however, that the securities acquired upon such exercise shall be deemed Shares.
-------

               (c) Stockholder agrees with, and covenants to, Parent that Stockholder shall not request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement.

The foregoing restrictions shall not prohibit a transfer of Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Stockholder or any member of his immediate family or a transfer of Shares upon the death of Stockholder, (ii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation or (iii) which Stockholder can not prevent (it being understood that Stockholder shall use his best efforts to prevent transfers other than pursuant to (i) or (ii) hereof); provided, however, that any transferee with respect to a transfer permitted under (i) or (ii) shall, as a precondition to such transfer, agree in a writing delivered to Parent, to be bound by the terms and conditions of this Agreement and executed and deliver to Company a proxy in the form attached hereto.

     3.  Waivers.  Stockholder agrees not to exercise any rights of appraisal
         -------
and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

     4.  Representations, Warranties and Covenants of Stockholder.  Stockholder
         --------------------------------------------------------
hereby represents, warrants and covenants as follows:

          4.1  Authority, Enforceability.  Stockholder has power and authority
               -------------------------
to enter into, execute, deliver and perform Stockholder's obligations under this Agreement and to make the representations, warranties and covenants contained herein. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          4.2  No Conflicts, No Defaults and Consents.  The execution and
               --------------------------------------
delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Shares is bound or affected; (ii) violate any agreement to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust; (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to any of the Shares, pursuant to any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of the

Shares is bound or affected, or (iv) require any written, oral or other agreement, contract or legally binding commitment of any third party.

          4.3  Shares Owned.  As of the Effective Date of this Agreement,
               ------------
Stockholder owns of record or has the power to direct the voting with respect to, in the aggregate the number of shares of Company Common Stock set forth below Stockholder's name on the signature page of this Agreement, and does not own of record, or have the power to direct the voting with respect to, any shares of capital stock of Company other than the Shares set forth below Stockholder's name on the signature page hereof.

          4.4 Accuracy of Representations; Reliance by Parent. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time of the Merger as if made on that date. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

          4.5 Further Assurances. Stockholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Parent or Company, to carry out the purposes and intent of this Agreement and the Proxy.

      5.  Miscellaneous.
          -------------

          5.1  Severability. If any provision of this Agreement is found by any
               ------------
arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it becomes enforceable and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

          5.2  Amendment; Waiver.  This Agreement may be amended, modified,
               -----------------
superseded, canceled, renewed or extended only by an agreement in writing executed by Parent and Stockholder. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

          5.3  Entire Agreement.  This Agreement, together with the Merger
               ----------------
Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          5.4  Assignment.  This Agreement and all rights and obligations
               ----------
hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time. Parent may assign its rights, and may delegate its obligations hereunder, to any subsidiary of Parent; provided however, that any
                                                    -------- -------
such assignee assumes Parent's obligations hereunder. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

          5.5  Governing Law.  Except for matters required to be governed by and
               -------------
administered in accordance with Delaware corporate law, this Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws.

          5.6  Costs of Enforcement.  If any party to this Agreement seeks to
               --------------------
enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.


          5.7  Notices.  Any and all notices required or permitted to be given
               -------
to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if personal delivery is made to the receiving party; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto.

If to Stockholder:
                                       ---------------------------------------
                                       c/o Broadbase Software, Inc.
                                       181 Constitution Drive
                                       Menlo Park, CA 94025
                                       Attention:  Chuck Bay
                                       Facsimile No.:  (650) 614-8301

with a copy to:                        Fenwick & West LLP
                                       275 Battery Street, Suite 1500
                                       San Francisco, CA 94111
                                       Attention:  David K. Michaels, Esq.
                                       Phone:  (415) 875-2300
                                       Fax:  (415) 281-1350

If to Parent:                          Kana Communications, Inc.
                                       740 Bay Road
                                       Redwood City, CA  94063
                                       Attention:  Jay Wood
                                       Facsimile No.:  (650) 474-8506
with a copy to:
                                       Brobeck, Phleger & Harrison LLP
                                       Two Embarcadero Place
                                       2200 Geng Road
                                       Palo Alto, CA  94303
                                       Attention: David Makarechian, Esq.
                                       Phone:  (650) 424-2160
                                       Fax: (650) 496-2885

          5.8  Specific Performance.  Each of the parties hereto recognizes and
               --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          5.9  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.

          5.10  Titles.  The titles and captions of the sections and paragraphs
                ------
of this Agreement are included for convenience of reference only and will have no effect on the construction or meaning of this Agreement.

          5.11  Termination.  This Agreement will be terminated and will be of
                -----------
no further force and effect upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to its terms.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.


KANA COMMUNICATIONS, INC.                 STOCKHOLDER

By:
   --------------------------------       -----------------------------------

Name:  James C. Wood
     ------------------------------

Title:  Chief Executive Officer
      -----------------------------

                                          Broadbase Software, Inc. Common Stock:



                  [SIGNATURE PAGE TO COMPANY VOTING AGREEMENT]

                                                   EXHIBIT 1 TO VOTING AGREEMENT
                                                   -----------------------------

                               IRREVOCABLE PROXY

     The undersigned stockholder (the "Stockholder") of Broadbase Software, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes the members of the Board of Directors of Kana Communications, Inc., a Delaware corporation ("Parent"), and each of them (collectively the "Proxyholders"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of Company owned of record by the undersigned, or over which the undersigned has voting power, as of the date of this proxy, which shares are specified on the final page of this proxy; (ii) any and all other shares of capital stock of Company which the undersigned may acquire or with respect to which the undersigned shall acquire voting power after the date hereof, including, without limitation, in the event of a dividend or distribution of capital stock of Company, or any change in Company's capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, all shares of Company's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Company's capital stock into which or for which any or all of the shares otherwise held by the undersigned may be so changed or exchanged. (The shares of the capital stock of Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares until such time as this proxy shall be terminated in accordance with its terms.

     The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement")) at any meeting of the stockholders of Company, however called, or in any action by written consent of stockholders of
Company:

          (i) in favor of the merger (the "Merger") contemplated by the Agreement and Plan of Merger by and among Parent, Arrow Acquisition Corp., and Company, dated as of the date hereof (the "Merger Agreement"), the execution and delivery by Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with this Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Company in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Company's or Parent's obligation to consummate the Merger; and

          (iii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger including, without limitation, any Company Acquisition Proposal or Company Superior Offer (each as defined in the Merger Agreement).

     The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 2 of the Voting Agreement.

     This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Company and with any Inspector of Elections at any meeting of the stockholders of Company.

     This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency, incapacity, death or liquidation of the undersigned and will be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

     Dated:  April ___, 2001.


                                    STOCKHOLDER



                                    ------------------------------------------
                                    Broadbase Software, Inc. Common Stock:____

                                                                       Exhibit B
                                                                       ---------


                 PARENT VOTING AGREEMENT AND IRREVOCABLE PROXY

     THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") is made and entered into as of April 9, 2001 (the "Effective Date"), by and between Broadbase Software, Inc., a Delaware corporation ("Company"), and the undersigned stockholder ("Stockholder") of Kana Communications, Inc., a Delaware corporation ("Parent").

                                   RECITALS
                                   --------

     A. Concurrently with the execution of this Agreement, Company, Parent and Arrow Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Company ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement") which provides for the merger of Merger Sub with and into Company (the "Merger"). Pursuant to the Merger, shares of common stock of Company, par value $0.001 per share ("Company Common Stock") will be converted into shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock") on the basis described in the Merger Agreement; capitalized terms that are used in this Agreement and are not otherwise defined herein will have the same meanings that such terms have in the Merger Agreement.

     B. Stockholder owns of record or has the power to direct the voting with respect to such number of Shares (as defined herein) as are indicated on the final page of this Agreement;

     C. Stockholder is entering into this Agreement as a material inducement and consideration to Company to enter into the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.  Definitions.
         -----------

         (a) "Expiration Date" means the earlier to occur of (i) the Effective Time of the Merger; and (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

         (b) "Shares" means all issued and outstanding shares of Parent Common Stock owned of record by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Parent called for the purpose of voting on the matters referred to in Section 2.1, or (ii) to take action by written consent of the stockholders of Parent with respect to the matters referred to in Section 2.1; provided, however, that any shares of
                                    --------  -------
capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise exercises voting power after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

         (c) "Transfer" with respect to any security means to directly or indirectly: (i) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security; or (ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

     2.  Agreement to Vote.
         -----------------

         2.1  Voting Agreement.  Stockholder hereby covenants and agrees that,
              ----------------
prior to the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Parent, however called, and in any action taken by the written consent of stockholders of Parent without a meeting, unless otherwise directed in writing by Company, Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent for cause to be voted or consented the Shares:

              (a) in favor of the issuance of Parent Common Stock pursuant to the Merger, the change of the name of Parent to Kana Software, Inc., the execution and delivery by Parent of the Merger Agreement and the adoption and approval of the terms thereof, and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with this Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

              (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Parent's or Company's obligation to consummate the Merger; and

              (c) against approval of any proposal made in opposition to or in competition with the issuance of the Parent Common Stock pursuant to the Merger and the consummation of the Merger, including, without limitation, any Parent Acquisition Proposal or Parent Superior Offer (each as defined in the Merger Agreement).

         Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with any provision of this Section 2.1. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein.

         2.2  Irrevocable Proxy.  Contemporaneously with the execution of this
              -----------------
Agreement, Stockholder will deliver to Company a proxy with respect to Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the
                            ---------
fullest extent permitted by applicable law (the "Proxy"); provided, however, that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

         2.3  Transfer and Other Restrictions.  (a)  From and after the date
              -------------------------------
hereof until the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                 (i) except pursuant to the terms of the Merger Agreement, Transfer any or all of the Shares or any interest therein except as provided in Section 2.2 hereof;

                 (ii) grant any proxy, power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this Agreement; or

                 (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

              (b) To the extent Stockholder is, as of the date hereof, party to a contract or agreement that requires Stockholder to Transfer Shares to another person or entity (excluding a contract or agreement pledging Shares to Parent), Stockholder will not effect any such Transfer unless to cause the transferee to be bound by and to execute an agreement in the form of this Agreement with respect to the Shares to be Transferred. Nothing herein shall prohibit Stockholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant Stockholder may hold; provided,
                                                                    --------
however, that the securities acquired upon such exercise shall be deemed Shares.
-------

              (c) Stockholder agrees with, and covenants to, Company that Stockholder shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement.

The foregoing restrictions shall not prohibit a transfer of Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Stockholder or any member of his immediate family or a transfer of Shares upon the death of Stockholder, (ii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation or (iii) which Stockholder can not prevent (it being understood that Stockholder shall use his best efforts to prevent transfers other than pursuant to (i) or (ii) hereof); provided, however, that any transferee with respect to a transfer permitted under (i) or (ii) shall, as a precondition to such transfer, agree in a writing delivered to Parent, to be bound by the terms and conditions of this Agreement and executed and deliver to Parent a proxy in the form attached hereto

     3.  Waivers.  Stockholder agrees not to exercise any rights of appraisal
         -------
and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

     4.  Representations, Warranties and Covenants of Stockholder.  Stockholder
         --------------------------------------------------------
hereby represents, warrants and covenants as follows:

         4.1  Authority, Enforceability.  Stockholder has power and authority
              -------------------------
to enter into, execute, deliver and perform Stockholder's obligations under this Agreement and to make the representations, warranties and covenants contained herein. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.2  No Conflicts, No Defaults and Consents.  The execution and
              --------------------------------------
delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Shares is bound or affected; (ii) violate any agreement to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust; (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to any of the Shares, pursuant to any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of the Shares is bound or affected, or (iv) require any written, oral or other agreement, contract or legally binding commitment of any third party.

         4.3  Shares Owned.  As of the Effective Date of this Agreement,
              ------------
Stockholder owns of record or has the power to direct the voting with respect to, in the aggregate the number of shares of Parent Common Stock set forth below Stockholder's name on the signature page of this Agreement, and does not own of record, or have the power to direct the voting with respect to, any shares of capital stock of Parent other than the Shares set forth below Stockholder's name on the signature page hereof.

         4.4  Accuracy of Representations; Reliance by Company. The
              ------------------------------------------------
representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time of the Merger as if made on that date. Stockholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         4.5  Further Assurances. Stockholder agrees to execute and deliver any
              ------------------
additional documents reasonably necessary or desirable, in the opinion of Company or Parent, to carry out the purposes and intent of this Agreement and the Proxy.

     5.  Miscellaneous.
         -------------

         5.1  Severability. If any provision of this Agreement is found by any
              ------------
arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it becomes enforceable and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

         5.2  Amendment; Waiver.  This Agreement may be amended, modified,
              -----------------
superseded, canceled, renewed or extended only by an agreement in writing executed by Company and Stockholder. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

         5.3  Entire Agreement.  This Agreement, together with the Merger
              ----------------
Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         5.4  Assignment.  This Agreement and all rights and obligations
              ----------
hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time. Company may assign its rights, and may delegate its obligations hereunder, to any Subsidiary of Parent; provided however, that any
                                                    -------- -------
such assignee assumes Company's obligations hereunder. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

         5.5  Governing Law.  Except for matters required to be governed by and
              -------------
administered in accordance with Delaware corporate law, this Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws.

         5.6  Costs of Enforcement.  If any party to this Agreement seeks to
              --------------------
enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.


         5.7  Notices.  Any and all notices required or permitted to be given
              -------
to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if personal delivery is made to the receiving party; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto.

If to Stockholder:               ____________________
                                 c/o Kana Communications, Inc.
                                 740 Bay Road
                                 Redwood City, CA  94063
                                 Attention:  Jay Wood
                                 Facsimile No.:  (650) 474-8506

with a copy to:                  Brobeck, Phleger & Harrison LLP
                                 Two Embarcadero Place
                                 2200 Geng Road
                                 Palo Alto, CA  94303
                                 Attention: David Makarechian, Esq.
                                 Phone:  (650) 424-2160
                                 Fax: (650) 496-2885

If to Company:                   Broadbase Software, Inc.
                                 181 Constitution Drive
                                 Menlo Park, CA 94025
                                 Attention:  Chuck Bay
                                 Facsimile No.:  (650) 614-8301
with a copy to:                  Fenwick & West LLP
                                 275 Battery Street, Suite 1500
                                 San Francisco, CA 94111
                                 Attention:  David K. Michaels, Esq.
                                 Phone:  (415) 875-2300
                                 Fax:  (415) 281-1350

         5.8  Specific Performance.  Each of the parties hereto recognizes and
              --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         5.9  Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.

         5.10  Titles.  The titles and captions of the sections and paragraphs
               ------
of this Agreement are included for convenience of reference only and will have no effect on the construction or meaning of this Agreement.

         5.11  Termination.  This Agreement will be terminated and will be of
               -----------
no further force and effect upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to its terms.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.


BROADBASE SOFTWARE, INC.            STOCKHOLDER

By:
   ----------------------------     ---------------------------------------
Name:  Chuck Bay

Title:  Chief Executive Officer

                                    Kana Communications, Inc:
                                                             --------------



                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                                   EXHIBIT 1 TO VOTING AGREEMENT
                                                   -----------------------------

                               IRREVOCABLE PROXY

     The undersigned stockholder (the "Stockholder") of Kana Communications, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes the members of the Board of Directors of Broadbase Software, Inc., a Delaware corporation ("Company"), and each of them (collectively the "Proxyholders"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of Parent owned of record by the undersigned, or over which the undersigned has voting power, as of the date of this proxy, which shares are specified on the final page of this proxy; (ii) any and all other shares of capital stock of Parent which the undersigned may acquire or with respect to which the undersigned shall acquire voting power after the date hereof, including, without limitation, in the event of a dividend or distribution of capital stock of Parent, or any change in Parent's capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, all shares of Parent's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Parent's capital stock into which or for which any or all of the shares otherwise held by the undersigned may be so changed or exchanged. (The shares of the capital stock of Parent referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares until such time as this proxy shall be terminated in accordance with its terms.

     The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement dated as of the date hereof, between Company and the undersigned (the "Voting Agreement")) at any meeting of the stockholders of Parent, however called, or in any action by written consent of stockholders of
Parent:

          (i) in favor of the issuance of Parent Common Stock pursuant to the merger (the "Merger") contemplated by the Agreement and Plan of Merger by and among Company, Arrow Acquisition Corp., and Parent, dated as of the date hereof (the "Merger Agreement"), the change of the name of Parent to Kana Software, Inc., the execution and delivery by Parent of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with the Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Parent's or Company's obligation to consummate the Merger; and

          (iii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger including, without limitation, any Parent Acquisition Proposal or Parent Superior Offer (each as defined in the Merger Agreement).

     The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 2 of the Voting Agreement.

     This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Parent and with any Inspector of Elections at any meeting of the stockholders of Parent.

     This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency, incapacity, death or liquidation of the undersigned and will be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

Dated: April __, 2001

                         STOCKHOLDER

                         ___________________________________________

                         Kana Communications, Inc. Stock:_______________

                                                                       Exhibit C


                         Company Stock Option Agreement

     This Stock Option Agreement (the "Agreement") is made and entered into as of April 9, 2001, between Broadbase Software, Inc., a Delaware corporation ("Company"), and Kana Communications, Inc., a Delaware corporation ("Parent").

                                    Recitals

     A. Concurrently with the execution and delivery of this Agreement, Company, Parent and Arrow Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Merger Sub and Company (the "Merger"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has required that the Company agree, and the Company has agreed, to grant to Parent an option to acquire shares of Company Common Stock ("Company Shares"), upon the terms and subject to the conditions set forth herein.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  Grant of Option.  Company hereby grants to Parent an irrevocable option
         ---------------
(the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Company Shares equal to 19.9% of the Company Shares issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $.7188 per share (the "Exercise Price"); provided, however, that the
                                                    --------  -------
Exercise Price will automatically, equitably and proportionally be adjusted to reflect any subdivision, stock split, combination, reverse stock split, stock dividend or other recapitalization affecting Company Shares; and provided,
                                                                 ---------
further, that the number of Company Shares issuable hereunder shall be subject
-------
to adjustment such that in no event shall the total number of Company Shares issuable upon exercise of the Option exceed that number of shares which is equal to the difference of 19.9% of the Company Shares issued and outstanding as of the date, if any, upon which an Exercise Notice shall have been delivered less the total number of Company Shares, if any, issued or issuable at or prior to the time of such exercise upon conversion of that certain Convertible Promissory Note pursuant to that certain Revolving Loan Agreement dated the date hereof between Parent and Company. All references in this Agreement to Company Shares issued to Parent hereunder shall be deemed to include any associated Rights.

     2.  Exercise of Option; Maximum Proceeds.
         -------------------------------------

          (a) For all purposes of this Agreement, an "Exercise Event" shall mean the occurrence of any of (i) a Company Triggering Event (as such term is defined in the Merger Agreement); or (ii) (A) the public announcement of an acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% beneficial ownership interest in the total outstanding voting securities of Company or any of its subsidiaries; or (B) the public announcement or commencement of any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 30% or more of the total outstanding voting securities of Company or any of its subsidiaries.

          (b) At any time following the occurrence of an Exercise Event, Parent may deliver to the Company a written notice (an "Exercise Notice") specifying that it wishes to exercise its rights to acquire Company Shares under the Option and close a purchase of Option Shares and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Parent, the closing of a purchase of such Option Shares (a "Closing") shall take place at the principal offices of Company upon such date (which shall be no earlier than three business days following the delivery of the Exercise Notice) and at such time prior to the termination of the Option as may be designated by Parent in the Exercise Notice.

          (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to Section 7.1(a) thereof, (iii) termination of the Merger Agreement pursuant to Section 7.1(h) thereof if prior to such termination no Triggering Event shall have occurred; (iv) termination of the Merger Agreement pursuant to Section 7.1(b), 7.1(c), 7.1(d) or 7.1(e) thereof if prior to such termination no Exercise Event shall have occurred or
(v) 12 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after all such impediments to exercise shall have been removed or shall have become final and not subject to appeal, and provided, further that if, subsequent to exercise of the Option, but prior to any other termination of the Merger Agreement, the Merger Agreement is terminated by Company pursuant to
Section 7.1(h) thereof, then (1) the Option, to the extent it has not been exercised, shall terminate and (2) to the extent the Option has been exercised, Company may repurchase for cash all Option Shares then held by Parent at a per Option Share price equal to the Exercise Price.

          (d) If the sum of (i) any Termination Fee received by Parent under
Section 7.3(b) of the Merger Agreement plus (ii) the proceeds received by Parent from any sales or other dispositions of Option Shares (including pursuant to Company's exercise of its rights to purchase

Option Shares under Section 7(a) and Section 10 hereof) or the Option (including pursuant to Parent's exercise of its rights to surrender the Option pursuant to
Section 9 hereof), plus (iii) any dividends or distributions received by Parent declared on Option Shares is, in the aggregate, greater than the sum of (x) $2,500,000 plus (y) the product of (1) the Exercise Price multiplied by (2) the number of Company Shares purchased by Parent pursuant to the Option (the sum of clauses (x) and (y), the "Profit Cap"), then all such proceeds received by Parent in excess of the Profit Cap shall be promptly remitted in cash by Parent to Company.

     3.  Conditions to Closing.  The obligation of Company to issue Option
         ---------------------
Shares to Parent hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Parent shall be entitled to deliver to Company an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4.  Closing.  At any Closing, (a) Company shall deliver to Parent a single
         -------
certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Parent to the Company of the aggregate Exercise Price for the Company Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

     5.  Representations and Warranties of the Company.  Company represents and
         ---------------------------------------------
warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Company and consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company and, assuming this Agreement has been duly executed and delivered by Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the applicable blue sky laws of any state, and the rules and regulations promulgated thereunder, or by the Nasdaq Stock Market, Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Parent, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all Encumbrances, excluding those imposed by Parent; (f) the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any order applicable to the Company or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any material property or assets of Company or any of its subsidiaries pursuant to, any material contract or agreement to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of their material property is bound or affected, except to the extent that any such breach, default, right of termination, amendment, acceleration or cancellation or creation of a material Encumbrance would not prevent or materially delay the performance by Company of Company's obligations under this Agreement; and (g) the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity.

     6.  Representations and Warranties of Parent.  Parent represents and
         ----------------------------------------
warrants to Company that (i) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by a duly authorized officer of Parent and will constitute a legal, valid and binding obligation of Parent and, assuming this Agreement has been duly executed and delivered by Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; and (ii) Parent is acquiring the Option, and, if and when the Parent exercises the Option, it will be acquiring the Option Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     7.  Registration Rights.
         -------------------

          (a) Following the termination of the Merger Agreement, Parent (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Company (sometimes referred to herein as the "Registrant") request the Registrant to register under the Securities Act all or any part of the Option Shares acquired by the Holder pursuant to this Agreement (such Option Shares, together with any other shares of the Company's capital stock issuable in lieu of or with respect to such Option Shares, the "Registrable Securities") in order to permit the public sale or other disposition of such shares in accordance with the intended method of sale or other disposition stated by the Holder; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding Company Shares and that any rights to require registration hereunder shall terminate with respect to any shares of the Company's capital stock that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. Upon receipt of a Registration Notice, the Registrant will have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq Stock Market for the twenty trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within five business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

          (b) If the Registrant receives a Registration Notice and does not elect to exercise its option to purchase pursuant to Section 7(a), the Registrant shall use all reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder, and provided further, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material adverse change in the Registrant's business or prospects or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will not be required to file any such registration statement or maintain its effectiveness during any period of time (not to exceed 45 days after a Registration Notice in the case of clause (A) below or 60 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed or effective at that time; (B) the Registrant is required under the Securities

Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its good faith, reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for an aggregate period greater than 180 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 7 shall again be applicable to any proposed registration. The Registrant shall use all reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

          (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable best efforts to: (i) provide such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as an underwriter may reasonably require, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act and (iii) furnish to the Holder and to any underwriter of such securities such number of copies of the final prospectus and such other documents as the Holder or underwriters may reasonably request. In connection with any registration which the Holder requests be underwritten, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

          (e)  Indemnification
               ---------------

              (i) The Registrant will indemnify the Holder, each of the Holder's directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any action or litigation, commenced or threatened (each, a "Damage Claim"), arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) any violation by the Registrant of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under any of them applicable to the Registrant (each matter in clause (A), (B) or (C), a "Violation"), in each case in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, provided that the Registrant will not be liable in any such case to the extent that any such Damage Claim arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, and provided, further, that the indemnity agreement contained in this Section 7(e)(i) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

             (ii) The Holder will indemnify the Registrant, each of the Registrant's directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all Damage Claims arising out of or based on any Violation in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, in each case to the extent, but only to the extent, that such Violation occurs in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 7(e) exceed the gross proceeds of the offering received by the Holder and provided, further that the indemnity agreement contained in this
Section 7(e)(ii) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

           (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

          (iv) If the indemnification provided for in this Section 7(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Damage Claim, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such Damage Claim in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Damage Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) the Holder will not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8.  Adjustment Upon Changes in Capitalization; Rights Plans
         -------------------------------------------------------

          (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), the Company shall not (i) adopt (nor permit the adoption of) a new stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Parent or any affiliate or transferee being the beneficial owner of shares of the Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Parent from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Company Shares generally with respect to the Option Shares obtained by the Holder upon exercise of the Option.

     9.  Repurchase of Shares.  Company shall have the right to purchase for
         --------------------
cash (the "Repurchase Right") all, but not less than all, of the Option Shares then beneficially owned by Parent at an aggregate price for all such shares (regardless of the number of such shares) equal to the Adjusted Profit Cap. Company's right to exercise the Repurchase Right shall expire on the twentieth business day following the two year anniversary of the termination of the Merger (the "Merger Termination Date"). In the event Company wishes to exercise the Repurchase Right, Company shall send a written notice to Parent specifying a date (not later than ten business days and not earlier than the second business day following the date such notice is given) for the closing of such repurchase (the "Repurchase Notice"), provided, however that Company may not repurchase any Option Shares hereunder prior to the date that is one calendar year following the date on which the Merger Agreement is terminated. The closing of the repurchase of the Option Shares shall take place at the principal offices of Company upon such specified date. Upon exercise of Company's right to repurchase all outstanding Option Shares and full payment therefor to Parent pursuant to this Section 9, any and all right of Parent to future exercises of the Option shall be terminated. Notwithstanding anything to the contrary herein, if application of the Adjusted Profit Cap formula below yields a number that is less than zero, Company may exercise its Repurchase Right as provided in this Section 9, and upon such exercise, Parent shall deliver all Option Shares it holds to Company for cancellation, and neither Parent nor Company shall pay each other any amount in connection with such exercise of the Repurchase Right.

     For the purposes of this Agreement, the "Adjusted Profit Cap" means the difference of (i) the Profit Cap minus (ii) the sum of (A) any Termination Fee received by Parent under Section 7.3(b) of the Merger Agreement plus (B) the proceeds received by Parent for any sales or other dispositions of Option Shares (including pursuant to Company's exercise of its rights to purchase Option Shares under Section 7(a) hereof) or the Option, and any dividends or distributions received by Parent declared on Option Shares, in each case, through the date of the closing of the repurchase under this Section 9; provided that the Adjusted Profit Cap shall never be less than zero.

     10.  Restrictive Legends.  Each certificate representing Option Shares
          -------------------
issued to Parent hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 7) shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     11.  Listing.  The Company, upon the request of Parent, shall promptly file
          -------
an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable.

     12.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 7, nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     13.  Specific Performance; Fees.
          --------------------------

          (a) The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

          (b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

     14.  Entire Agreement.  This Agreement and the Merger Agreement (including
          ----------------
the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.  Further Assurances.  Each party will execute and deliver all such
          ------------------
further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16.  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     17.  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Kana Communications, Inc.
               740 Bay Road
               Redwood City, CA  94063
               Attention:  Jay Wood
               Facsimile No.:  (650) 474-8506

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA  94303
               Attention:  David Makarechian, Esq.
               Facsimile No.: (650) 496-2885

          (b)  if to Company, to:

               Broadbase Software, Inc.
               181 Constitution Drive
               Menlo Park, CA 94025
               Attention:  Chuck Bay
               Facsimile No.:  (650) 614-8301

               with a copy to:

               Fenwick & West LLP
               275 Battery Street, Suite 1500
               San Francisco, CA 94111
               Attention:  David K. Michaels, Esq.
               Facsimile No.: (415) 281-1350

     18.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     19.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     20.  Expenses.  Except as otherwise expressly provided herein or in the
          --------
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21.  Amendments; Waiver.  This Agreement may be amended by the parties
          ------------------
hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     22.  Assignment.  Neither of the parties hereto may sell, transfer, assign
          ----------
or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder shall inure to the benefit of and be binding upon any successor or permitted assign of a party hereto. No consent shall be required in connection with a merger, consolidation, reorganization, sale of substantially all assets or similar transaction with respect to a party hereto. Any purported assignment in violation of this Section shall be void.

     23.  Public Announcement.  Company shall consult with Parent and Parent
          -------------------
shall consult with Company before issuing any press release with respect to the initial announcement of this Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law.

     24.  Waiver Of Jury Trial.  EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

                                                                       Exhibit C
                                                                       ---------

     In Witness Whereof, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    Broadbase Software, Inc.


                                    By:
                                       -------------------------------
                                    Name:  Chuck Bay
                                    Title:  Chief Executive Officer


                                    Kana Communications, Inc.


                                    By:
                                       -------------------------------
                                    Name:  James C. Wood
                                    Title:  Chief Executive Officer

                                                                       Exhibit D
                                                                       ---------

                         Parent Stock Option Agreement

     This Stock Option Agreement (the "Agreement") is made and entered into as of April 9, 2001, between Kana Communications, Inc., a Delaware corporation ("Parent"), and Broadbase Software, Inc., a Delaware corporation ("Company").

                                    Recitals

     A. Concurrently with the execution and delivery of this Agreement, Parent, Company and Arrow Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Merger Sub and Company (the "Merger"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     B. As a condition to Company's willingness to enter into the Merger Agreement, Company has required that the Parent agree, and the Parent has agreed, to grant to Company an option to acquire shares of Parent Common Stock ("Parent Shares"), upon the terms and subject to the conditions set forth herein.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  Grant of Option.  Parent hereby grants to Company an irrevocable option
         ---------------
(the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Parent Shares equal to 19.9% of the Parent Shares issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $.875 per share (the "Exercise Price"); provided, however, that the
                                                   --------  -------
Exercise Price will automatically, equitably and proportionally be adjusted to reflect any subdivision, stock split, combination, reverse stock split, stock dividend or other recapitalization affecting Parent Shares; and provided,
                                                                ---------
further, that the number of Parent Shares issuable hereunder shall be subject to
-------
adjustment such that in no event shall the total number of Parent Shares issuable upon exercise of the Option exceed that number of shares which is equal to the difference of 19.9% of the Parent Shares issued and outstanding as of the date, if any, upon which an Exercise Notice shall have been delivered less the total number of Parent Shares, if any, issued or issuable at or prior to the time of such exercise upon conversion of that certain Convertible Promissory Note pursuant to that certain Revolving Loan Agreement dated the date hereof between Parent and Company. All references in this Agreement to Parent Shares issued to Company hereunder shall be deemed to include any associated Rights.

     2.  Exercise of Option; Maximum Proceeds.
         -------------------------------------

          (a) For all purposes of this Agreement, an "Exercise Event" shall mean the occurrence of any of (i) a Parent Triggering Event (as such term is defined in the Merger Agreement), (ii) (A) the public announcement of an acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% beneficial ownership interest in the total outstanding voting securities of Parent or any of its subsidiaries; or (B) the public announcement or commencement of any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 30% or more of the total outstanding voting securities of Parent or any of its subsidiaries.

          (b) At any time following the occurrence of an Exercise Event, Company may deliver to the Parent a written notice (an "Exercise Notice") specifying that it wishes to exercise its rights to acquire Parent Shares under the Option and close a purchase of Option Shares and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Company, the closing of a purchase of such Option Shares (a "Closing") shall take place at the principal offices of Parent upon such date (which shall be no earlier than three business days following the delivery of the Exercise Notice) and at such time prior to the termination of the Option as may be designated by Company in the Exercise Notice.

          (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to Section 7.1(a) thereof, (iii) termination of the Merger Agreement pursuant to Section 7.1(i) thereof if prior to such termination no Triggering Event shall have occurred; (iv) termination of the Merger Agreement pursuant to Section 7.1(b), 7.1(c), 7.1(d) or 7.1(e) thereof if prior to such termination no Exercise Event shall have occurred or
(v) 12 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after all such impediments to exercise shall have been removed or shall have become final and not subject to appeal, and provided, further that if, subsequent to exercise of the Option, but prior to any other termination of the Merger Agreement, the Merger Agreement is terminated by Parent pursuant to
Section 7.1(i) thereof, then (1) the Option, to the extent it has not been exercised, shall terminate and (2) to the extent the Option has been exercised, Parent may repurchase for cash all Option Shares then held by Company at a per Option Share price equal to the Exercise Price.

          (d) If the sum of (i) any Termination Fee received by Company under
Section 7.3(c) of the Merger Agreement plus (ii) the proceeds received by Company from any sales or other dispositions of Option Shares (including pursuant to Parent's exercise of its rights to purchase Option Shares under Section 7(a) and Section 10 hereof) or the Option (including pursuant to Company's exercise of its rights to surrender the Option pursuant to Section 9 hereof), plus (iii) any dividends or distributions received by Company declared on Option Shares is, in the aggregate, greater than the sum of (x) $2,500,000 plus (y) the product of (1) the Exercise Price multiplied by (2) the number of Parent Shares purchased by Company pursuant to the Option (the sum of clauses (x) and (y), the "Profit Cap"), then all such proceeds received by Company in excess of the Profit Cap shall be promptly remitted in cash by Company to Parent.

     3.  Conditions to Closing.  The obligation of Parent to issue Option Shares
         ---------------------
to Company hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Company shall be entitled to deliver to Parent an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4.  Closing.  At any Closing, (a) Parent shall deliver to Company a single
         -------
certificate in definitive form representing the number of Parent Shares designated by Company in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Company and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Company to the Parent of the aggregate Exercise Price for the Parent Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

     5.  Representations and Warranties of the Parent.  Parent represents and
         --------------------------------------------
warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Parent and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming this Agreement has been duly executed and delivered by Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the applicable blue sky laws of any state, and the rules and regulations promulgated thereunder, Parent has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Parent Shares for Company to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Parent Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Company, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Parent Shares and any other securities to Company upon exercise of the Option, Company will acquire such Parent Shares or other securities free and clear of all Encumbrances, excluding those imposed by Company; (f) the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) violate the Certificate of Incorporation or Bylaws of the Parent, (ii) conflict with or violate any order applicable to the Parent or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any material property or assets of Parent or any of its subsidiaries pursuant to, any material contract or agreement to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their material property is bound or affected, except to the extent that any such breach, default, right of termination, amendment, acceleration or cancellation or creation of a material Encumbrance would not prevent or materially delay the performance by Parent of Parent's obligations under this Agreement; and (g) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity.

     6.  Representations and Warranties of Company.  Company represents and
         -----------------------------------------
warrants to Parent that (i) the execution and delivery of this Agreement by Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and this Agreement has been duly executed and delivered by a duly authorized officer of Company and will constitute a legal, valid and binding obligation of Company and, assuming this Agreement has been duly executed and delivered by Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; and (ii) Company is acquiring the Option, and, if and when the Company exercises the Option, it will be acquiring the Option Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     7.  Registration Rights.
         -------------------

          (a) Following the termination of the Merger Agreement, Company (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Parent (sometimes referred to herein as the "Registrant") request the Registrant to register under the Securities Act all or any part of the Option Shares acquired by the Holder pursuant to this Agreement (such Option Shares, together with any other shares of the Parent's capital stock issuable in lieu of or with respect to such Option Shares, the "Registrable Securities") in order to permit the public sale or other disposition of such shares in accordance with the intended method of sale or other disposition stated by the Holder; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding Parent Shares and that any rights to require registration hereunder shall terminate with respect to any shares of the Parent's capital stock that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. Upon receipt of a Registration Notice, the Registrant will have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq Stock Market for the twenty trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within five business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

          (b) If the Registrant receives a Registration Notice and does not elect to exercise its option to purchase pursuant to Section 7(a), the Registrant shall use all reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder, and provided further, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material adverse change in the Registrant's business or prospects or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will not be required to file any such registration statement or maintain its effectiveness during any period of time (not to exceed 45 days after a Registration Notice in the case of clause (A) below or 60 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed or effective at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its good faith, reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for an aggregate period greater than 180 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 7 shall again be applicable to any proposed registration. The Registrant shall use all reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

          (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable best efforts to: (i) provide such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as an underwriter may reasonably require, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act and (iii) furnish to the Holder and to any underwriter of such securities such number of copies of the final prospectus and such other documents as the Holder or underwriters may reasonably request. In connection with any registration which the Holder requests be underwritten, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

          (e)  Indemnification
               ---------------

               (i) The Registrant will indemnify the Holder, each of the Holder's directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any action or litigation, commenced or threatened (each, a "Damage Claim"), arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) any violation by the Registrant of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under any of them applicable to the Registrant (each matter in clause (A), (B) or (C), a "Violation"), in each case in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, provided that the Registrant will not be liable in any such case to the extent that any such Damage Claim arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, and provided, further, that the indemnity agreement contained in this Section 7(e)(i) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

          (ii) The Holder will indemnify the Registrant, each of the Registrant's directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all Damage Claims arising out of or based on any Violation in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, in each case to the extent, but only to the extent, that such Violation occurs in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 7(e) exceed the gross proceeds of the offering received by the Holder and provided, further that the indemnity agreement contained in this
Section 7(e)(ii) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

          (iv) If the indemnification provided for in this Section 7(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Damage Claim, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such Damage Claim in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Damage Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) the Holder will not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8.  Adjustment Upon Changes in Capitalization; Rights Plans
         -------------------------------------------------------

          (a) In the event of any change in the Parent Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Company shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Company would have received in respect of the Parent Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), the Parent shall not (i) adopt (nor permit the adoption of) a new stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Company or any affiliate or transferee being the beneficial owner of shares of the Parent by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Company from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Parent Shares generally with respect to the Option Shares obtained by the Holder upon exercise of the Option.

     9.  Repurchase of Shares.  Parent shall have the right to purchase for cash
         --------------------
(the "Repurchase Right") all, but not less than all, of the Option Shares then beneficially owned by Company at an aggregate price for all such shares (regardless of the number of such shares) equal to the Adjusted Profit Cap. Parent's right to exercise the Repurchase Right shall expire on the twentieth business day following the two year anniversary of the termination of the Merger (the "Merger Termination Date"). In the event Parent wishes to exercise the Repurchase Right, Parent shall send a written notice to Company specifying a date (not later than ten business days and not earlier than the second business day following the date such notice is given) for the closing of such repurchase (the "Repurchase Notice"), provided, however that Parent may not repurchase any Option Shares hereunder prior to the date that is one calendar year following the date on which the Merger Agreement is terminated. The closing of the repurchase of the Option Shares shall take place at the principal offices of Parent upon such specified date. Upon exercise of Parent's right to repurchase all outstanding Option Shares and full payment therefor to Company pursuant to this Section 9, any and all right of Company to future exercises of the Option shall be terminated. Notwithstanding anything to the contrary herein, if application of the Adjusted Profit Cap formula below yields a number that is less than zero, Parent may exercise its Repurchase Right as provided in this
Section 9, and upon such exercise, Company shall deliver all Option Shares it holds to Parent for cancellation, and neither Company nor Parent shall pay each other any amount in connection with such exercise of the Repurchase Right.

     For the purposes of this Agreement, the "Adjusted Profit Cap" means the difference of (i) the Profit Cap minus (ii) the sum of (A) any Termination Fee received by Company under Section 7.3(c) of the Merger Agreement plus (B) the proceeds received by Company for any sales or other dispositions of Option Shares (including pursuant to Parent's exercise of its rights to purchase Option Shares under Section 7(a) hereof) or the Option, and any dividends or distributions received by Company declared on Option Shares, in each case, through the date of the closing of the repurchase under this Section 9; provided that the Adjusted Profit Cap shall never be less than zero.

     10.  Restrictive Legends.  Each certificate representing Option Shares
          -------------------
issued to Company hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 7) shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     11.  Listing.  The Parent, upon the request of Company, shall promptly file
          -------
an application to list the Parent Shares to be acquired upon exercise of the Option for quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable.

     12.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 7, nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     13.  Specific Performance; Fees.
          --------------------------

          (a) The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

          (b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

     14.  Entire Agreement.  This Agreement and the Merger Agreement (including
          ----------------
the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.  Further Assurances.  Each party will execute and deliver all such
          ------------------
further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16.  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     17.  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Kana Communications, Inc.
               740 Bay Road
               Redwood City, CA  94063
               Attention:  Jay Wood
               Facsimile No.:  (650) 474-8506

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA  94303
               Attention:  David Makarechian, Esq.
               Facsimile No.: (650) 496-2885

          (b)  if to Company, to:


               Broadbase Software, Inc.
               181 Constitution Drive
               Menlo Park, CA 94025
               Attention:  Chuck Bay
               Facsimile No.:  (650) 614-8301
               with a copy to:

               Fenwick & West LLP
               275 Battery Street, Suite 1500
               San Francisco, CA 94111
               Attention:  David K. Michaels, Esq.
               Facsimile No.: (415) 281-1350

     18.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     19.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     20.  Expenses.  Except as otherwise expressly provided herein or in the
          --------
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21.  Amendments; Waiver.  This Agreement may be amended by the parties
          ------------------
hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     22.  Assignment.  Neither of the parties hereto may sell, transfer, assign
          ----------
or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder shall inure to the benefit of and be binding upon any successor or permitted assign of a party hereto. No consent shall be required in connection with a merger, consolidation, reorganization, sale of substantially all assets or similar transaction with respect to a party hereto. Any purported assignment in violation of this Section shall be void.

     23.  Public Announcement.  Parent shall consult with Company and Company
          -------------------
shall consult with Parent before issuing any press release with respect to the initial announcement of this Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law.

     24.  Waiver Of Jury Trial.  EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

                                                                       Exhibit D
                                                                       ---------

     In Witness Whereof, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    Broadbase Software, Inc

                                    By:
                                       -----------------------------
                                    Name:  Chuck Bay
                                    Title:  Chief Executive Officer


                                    Kana Communications, Inc.

                                    By:
                                       -----------------------------
                                    Name:  James C. Wood
                                    Title:  Chief Executive Officer

                                                                       EXHIBIT E

                       Distribution and License Agreement

This Software Distribution License Agreement ("License Agreement") is made effective as of April 8, 2001 ("Effective Date"), and is made by and between:

Kana Communications, Inc., a Delaware corporation ("Kana") and Broadbase Software, Inc., a Delaware corporation ("Broadbase").

WHEREAS the parties wish to enter into a License Agreement to permit each of the parties to distribute and otherwise exploit the Licensed Products of the other (as hereinafter defined), the parties agree as follows:

     1.  Definitions.  As used in this License Agreement, the following terms
         -----------
shall have the following meanings:

         "Broadbase Products" means all software owned by Broadbase, and such software, products and services offered to third parties by Broadbase as of the Effective Date, and any Updates or Upgrades to such software, products and services, and new software, products and services offered for sale by Broadbase, and all documentation associated therewith.

         "Broadbase Trademarks" means all trademarks and service marks registered to Broadbase and all trademarks and service marks for which Broadbase has applied for registration.

         "Derivative Work" means any modification, translation, port, adaptation, extension, improvement, compilation, abridgment or other form in which the Licensor's Licensed Products may be recast, transformed or adapted for use, including but not limited to any form which would infringe any copyright to the Licensor's Licensed Products but for the license granted herein.

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, ideas and information, designs, formulas, algorithms, processes, schematics, technology, technical data, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world;
(vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "Kana Products" means all software owned by Kana, and such software, products and services offered to third parties by Kana as of the Effective Date, and any Updates or Upgrades to such software, products and services, and new software, products and services offered for sale by Kana during the term of this License Agreement, and all documentation associated therewith.

          "Kana Trademarks" means all trademarks and service marks registered to Kana and all trademarks and service marks for which Kana has applied for registration.

          "Licensed Products" means the Broadbase Products and the Kana Products, as the context requires.

          "Licensed Trademarks" means the Broadbase Trademarks and the Kana Trademarks, as the context requires.

          "Merger Agreement" means the Agreement and Plan of Merger entered into as of April 9, 2001, among Kana, Arrow Acquisition Corporation, and Broadbase.

          "Net Revenue" means each of Broadbase and Kana's invoiced license fees for the other's Licensed Products less actual returns and applicable taxes or similar charges imposed by governmental authorities.

          "Updates" means bug fixes, modifications, variations, or enhancements made to the Licensor's Licensed Products without a significant change in the functionality of the Licensor's Licensed Products, the packaging (other than to indicate a change in the version number to the right of the decimal point).

          "Upgrades" means new releases and versions of the Licensor's Licensed Products that include significant changes to functionality, new functionality, new packaging or a change in the version number to the left of the decimal point.

     2.   Object Code License.  Subject to the terms of this License Agreement,
          -------------------
each party (the "Licensor") hereby grants to the other (the "Licensee"), a world-wide, nontransferable, nonexclusive, royalty-bearing license under all the Licensor's Intellectual Property to use, copy, distribute, display and perform the Licensor's Licensed Products, including but not limited to the right to sublicense the Licensor's Licensed Products to the Licensee's affiliates, or sublicense or distribute the Licensor's Licensed Products through multiple layers of distribution on a stand-alone basis or as integrated or bundled with their own products or technology or the products or technology of others. Each Licensee may sublicense the Licensor's Licensed Products by permitting bona fide distributors and resellers to sell user licenses for the Licensor's Licensed Products, by permitting duplication and distribution of the Licensor's Licensed Products by OEMs, and by permitting users to duplicate the Licensor's Licensed Products in connection with site licenses and similar transactions, provided that each sublicense is made only pursuant to a valid sublicense agreement that provides substantially similar protections to Licensor as Licensor's standard license agreement. Each Licensee shall consult in advance with its respective Licensor in the event that it wishes to enter into site licenses, OEM License Agreements or other arrangements or license agreements that provide for unlimited numbers of seats of the Licensor's Licensed Products to be distributed or sold for a single price or otherwise allow any third party to create copies of the Licensor's Licensed Products, and shall not enter into any such arrangements without the Licensor's concurrence, which concurrence will not be unreasonably withheld or delayed. Failure to object to any request for concurrence for such arrangement within ten
(10) business days of such request shall be deemed concurrence. Licensee may modify and may authorize its licensees to modify the documentation for the Licensor's Licensed Products and distribute such modified documentation with the Licensor's Licensed Products, provided that each party or its licensees must retain all the other party's copyright, trademark and similar notices in such documentation, provided that notwithstanding the terms of this Agreement, Licensor shall have no liability to Licensee or any third party with respect to any such modified documentation.

     3.   Delivery.  Within five (5) days of the Effective Date, the Licensor
          --------
shall deliver to the Licensee, in a form or medium agreed by the parties, a reproducible form of the master versions of the then current version of the Licensor's Licensed Products.

     4.   Source Code License. Each Licensor shall place the source code for the
          -------------------
Licensor's Licensed Products in escrow with such escrow agent as agreed by the parties, pursuant to the terms of an escrow agreement, a form of which is attached as Exhibit A. A party's source code shall be released from escrow (the
            -------
"Releasing Party") to the other party (the "Beneficiary") upon the occurrence of one of the following release conditions with respect to the Releasing Party:

     (i)    if the Releasing Party:

            (a) becomes the debtor in a voluntary petition under the United
                States Bankruptcy Code;

            (b) commences any proceeding for relief from or adjustment of its debts (including without limitation by consenting to or otherwise permitting the entry of an order for relief in an involuntary case under the United States Bankruptcy Code);

            (c) requests, consents to or permits the appointment of a receiver for all or substantially all of its assets; or

            (d) files any court proceeding seeking its liquidation and the winding up of its affairs;

     (ii)   if the Releasing Party:

            (a) becomes the alleged debtor in an involuntary petition under the
                United States Bankruptcy Code if such petition or proceeding is not dismissed within ninety (90) days of filing;

            (b) has filed against it any involuntary proceeding for relief from or adjustment of its debts, or requesting the appointment of a receiver for all or substantially all of its assets; or

            (c) becomes the subject of any involuntary proceeding for the liquidation of the party and the winding up of its affairs if such petition or proceeding, in each case, is not dismissed within ninety (90) days of filing;

     (iii) if the Releasing Party makes a general assignment for the benefit of its creditors, or enters into a composition of creditors; or

     (iv) if the Releasing Party adopts necessary board and, if required, stockholder resolutions for dissolution, liquidation and winding up of its affairs.

     (v) if the Releasing Party ceases to operate or do business, without there being a successor; or

     (vi) if the Releasing Party fails to provide maintenance or support of its Licensed Products in accordance with the standard terms and conditions for such support, where such failure renders the Licensed Products materially unusable causing a substantial adverse impact to the business of the Beneficiary and which failure is not cured within forty-five (45) days of written notice from the Beneficiary of such failure.

Subject to the terms of this License Agreement, the Licensor hereby grants to the Licensee, a world-wide, nontransferable, nonexclusive, royalty-free license under all Intellectual Property to use, modify, or copy the source code for Licensor's Licensed Products, create Derivative Works and improvements from the source code for the Licensor's Licensed Products, and/or distribute such Derivative Works in object code form.

     5.     Restrictions.  Each Licensee agrees that under no circumstance shall
            ------------
it, or shall it cause or permit any third party to, (a) distribute or allow others to distribute the Licensor's Licensed Products except as contemplated by this License Agreement, (b) reproduce, modify or copy the Licensor's Licensed Products and associated documentation except as contemplated by this License Agreement, or as permitted by the Licensor in writing, or (c) reverse assemble, reverse compile or reverse engineer the Licensor's Licensed Products, or otherwise attempt to discover any of the Licensor's Licensed Products source code or underlying Confidential Information, except as contemplated in Section 4 of this License Agreement. The parties reserve all rights not expressly granted in this License Agreement.

     6.   Ownership of Licensed Products and Derivative Works.  As between the
          ---------------------------------------------------
parties, title to and ownership of the Licensor's Licensed Products, and all Intellectual Property therein, any accompanying printed materials and all copies and portions thereof shall be and at all times remain in the Licensor. As between the parties, title to and ownership of the Derivative Works of the Licensor's Licensed Products created by or on behalf of the Licensee, and all Intellectual Property therein, any accompanying printed materials and all copies and portions thereof shall be and at all times remain in the Licensee creating such Derivative Works, subject to the Licensor's rights to the Licensor's Licensed Products. Notwithstanding the foregoing, nothing herein shall restrict Licensor's rights with respect to such Derivative Works to the extent that they are retained in the memory of Licensor's employees or agents.

     7.   Trademark License.  Subject to the terms of this Agreement, each
          -----------------
Licensor hereby grants to the Licensee a world-wide, nontransferable, nonexclusive, royalty-free license to use, copy, distribute and display the Licensor's Licensed Trademarks, including the right to sublicense the use of such trademarks through the multiple layers of distribution, solely in connection with the licensing or other distribution of the Licensor's Licensed Products, and in accordance with the Licensor's trademark usage guidelines provided to the Licensee from time to time.

     8.   Updates and Upgrades.  At no cost to either party, other than as
          --------------------
provided in Section 9, each Licensor shall provide the Licensee with all Updates and Upgrades as soon as such Updates and Upgrades are made generally available.

     9.   Maintenance and Support.  Each Licensor shall provide to the Licensee
          -----------------------
all maintenance and support related to the Licensor's Licensed Products that is offered to others on terms consistent with those generally offered to any other person with respect to such maintenance and support.

     10.  Royalties.  Each Licensee shall pay to the Licensor royalties equal to
          ---------
ten percent (10%) of Net Revenue from the distribution or other commercial exploitation of the Licensor's Licensed Products on a stand-alone basis, and to the extent that the Licensor's Licensed Products are bundled with the Licensee's own products, Licensee shall pay to Licensor royalties equal to ten percent (10%) of that portion of the Net Revenue for such bundled product that is
reasonably attributable to the Licensor's Licensed Products.   No royalties
shall be payable with respect to Licensed Products that are used internally by the Licensee or Beneficiary or its affiliates for non-revenue generating activities, or made available to third parties for evaluation or promotional purposes, provided that any such evaluation or promotional use shall not be for a period more than thirty (30) days without Licensor's prior written consent. Royalties payable pursuant to this Section 10 shall be calculated and paid, on a quarterly basis, not more than thirty (30) days after the last day of the fiscal quarter in which the Net Revenue giving rise to such royalties are recognized.

     11.  Audit. Each party shall deliver to the other along with its payment of
          -----
royalties due for each quarter, a written report showing, in detail, its calculation of royalties payable with respect to such quarter. Each party shall keep, maintain and preserve for at least two (2) years following the quarter in which the Net Revenue giving rise to royalties is recognized by such party, accurate records relating to such royalties. Such records shall be Confidential Information, but shall be available for inspection and audit as provided herein. Each party shall have the right no more than once per calendar year to have an independent public accountant, reasonably acceptable to the other, examine the other party's relevant books, records and accounts for the purpose of verifying the accuracy of payments made as required under this License Agreement. Each party acknowledges and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to the payments due hereunder. Each audit will be conducted at the audited party's place of business, or other place agreed to by the parties, during the audited party's normal business hours and with at least five (5) business days prior written notice. Each party shall pay the fees and expenses of its auditor for the examination; provided that should any examination disclose a greater than five percent (5%) shortfall in the payments due for the period being audited, the audited party shall pay the reasonable fees and expenses of the auditor for that examination.

     12.  Confidentiality.
          ---------------

          a. Each party ("Receiving Party") agrees to keep confidential and not disclose or use except as contemplated by this License Agreement, confidential information related to the other party's ("Disclosing Party") technology or business that is provided to the Receiving Party in connection with this License Agreement, the source code of any Kana Products and any other information received from the Disclosing Party that is stamped or marked as Confidential by the Disclosing Party, including without limitation, any information disclosed orally that the Disclosing Party identifies as confidential by written notice to the Receiving Party within thirty (30) days of such disclosure, or information that would reasonably be expected to be confidential from its context ("Confidential Information").

          b. "Confidential Information" shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee) enters the public domain, or (b) was rightfully in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to the Receiving Party by another person without restriction, or (d) was independently developed by the Receiving Party by persons without access to such information and without use of any Confidential Information of the Disclosing Party.

          c. Each party, with prior written notice to the Disclosing Party, may disclose such Confidential Information required to be disclosed to a governmental entity or agency, or pursuant to the lawful requirement or order of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

          d. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 12 will constitute a material breach of this License Agreement.

     13.  Limited Warranty and Disclaimer.  Each Licensor warrants that, for a
          -------------------------------
period of ninety (90) days from the date of delivery of the Licensor Licensed Products, (a) the Licensor's Licensed Products shall perform substantially in accordance with the documentation therefor, and (b) the media upon which the Licensor's Licensed Products are provided to the Licensee shall be free from defects in material and workmanship under normal use. This warranty covers only problems reported to the Licensor during the warranty period. WARRANTY
DISCLAIMER: EXCEPT AS EXPRESSLY STATED HEREIN, EACH LICENSOR'S LICENSED PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF PERFORMANCE OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. EACH LICENSEE BEARS ALL RISK RELATING TO QUALITY AND PERFORMANCE OF THE LICENSOR'S LICENSED PRODUCTS. The performance of each Licensor's Licensed Products varies with various manufacturers' equipment with which it is used. Each Licensor does not warrant that the Licensor's Licensed Products or the functions contained in the Licensor's Licensed Products will meet the Licensee's requirements, operate without interruption or be error free. The exclusive remedy for breach by each Licensor of its limited warranty set forth above shall be replacement of any defective Licensor's Licensed Product or medium upon its return to the Licensor within the warranty period.

     14.  Limitation of Remedies and Damages.   EXCEPT FOR BREACHES OF SECTION
          ----------------------------------
12 PERTAINING TO CONFIDENTIALITY AND THE INDEMNITY OBLIGATIONS IN SECTION 15, NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS LICENSE AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY (A) FOR LOSS OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUES, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OR INACCURACY OF DATA OR COST OF

PROCUREMENT OF SUBSTITUTE GOODS, ARISING OUT OF THE USE OF OR INABILITY TO USE THE LICENSED PRODUCTS, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF SECTION 12 PERTAINING TO CONFIDENTIALITY AND INDEMNITY OBLIGATIONS IN SECTION 15, IN NO EVENT WILL A PARTY'S LIABILITY EXCEED THE TOTAL ROYALTIES PAID BY THE PARTIES PURSUANT TO THIS AGREEMENT. NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. Because some jurisdictions do not allow the exclusion or limitation of liability of consequential or incidental damages, the above limitation may not apply.

     15.  Indemnity.
          ---------

          a. Each party (the "Indemnifying Party") shall defend, indemnify and save harmless the other, their respective affiliates, directors, officers, employees, agents and independent contractors (the Indemnified Parties") from any and all claims, costs, damages, and expenses (including but not limited to reasonable attorney's fees) incurred by the Indemnified Parties that are attributable to any claim, demand or cause of action asserting that any Indemnifying Party's Licensed Product infringes any U.S. patent, copyright, trademark or trade secret, provided that the Indemnified Parties tender sole control of the defense and settlement of such claim to the Indemnifying Party and reasonably cooperates in the defense thereof, provided that the Licensor shall have no obligation hereunder to the extent that any such claim, cost, damage or expense is based upon Licensee's use of a modified or superseded Licensed Product.

          b. In the event of an occurrence of a Release Condition, and Beneficiary's creation of any Derivative Works pursuant to the license granted in Section 4, the Beneficiary shall defend, indemnify and save harmless the Releasing Party, its affiliates, and their respective directors, officers, employees, agents and independent contractors from any and all claims, costs, damages, and expenses (including but not limited to reasonable attorney's fees) incurred by the Releasing Party that are attributable to any claim, demand or cause of action asserting that any Derivative Work created by the Beneficiary pursuant to the license granted in Section 4 infringes any U.S. patent, copyright, trademark or trade secret, provided that the Releasing Party tenders sole control of the defense and settlement of such claim to the Beneficiary and reasonably cooperates in the defense thereof.

     16.   Termination. This License Agreement shall continue in effect for five
           -----------
(5) years from the Effective Date ("Initial Term"), and shall renew automatically for additional one year terms ("Renewal Term") unless either party provides the other party with notice of termination of the Agreement at least sixty (60) days prior to the end of the applicable Initial Term or Renewal Term. A party not in default under this Agreement may terminate this Agreement upon a material breach of this Agreement by the other party that is not cured within thirty (30) days of the breaching party's receipt of notice of such breach.

     17.  Nonassignability.  Unless otherwise provided in this License
          ----------------
Agreement, neither the rights nor the obligations arising under this License Agreement are assignable or transferable by either party without the other party's prior written consent, and any such attempted assignment or transfer shall be deemed an uncurable breach, permitting the non-breaching party to immediately terminate the licenses and rights granted to the breaching party hereunder. For the purposes of this Section 17, any change of control of a party shall be deemed an assignment by such party.

     18.  Execution of License Agreement, Controlling Law, Attorneys' Fee.  This
          ---------------------------------------------------------------
License Agreement shall become effective as of the Effective Date and only upon its execution by both Kana and Broadbase. This License Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof and without regard to the United Nations Convention on the International Sales of Goods. In any action to enforce this License Agreement the prevailing party will be entitled to costs and attorneys' fees.

     19.  Equitable Relief.  The parties acknowledges and agrees that due to the
          ----------------
unique nature of Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or threat thereof, the Disclosing Party shall be entitled to seek injunctions and other appropriate equitable relief, in addition to whatever remedies it may have at law.

     20.  Notice.  Any notice, report, approval or consent required or permitted
          ------
hereunder shall be in writing and will be deemed to have been effectively given:
(i) immediately upon personal delivery or facsimile transmission to the parties to be notified, (ii) one (1) day after deposit with a commercial overnight courier with tracking capabilities, or (iii) three (3) days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the respective addresses of the parties as set forth above.

     21.  Waiver.  The waiver by either party of a breach of this License
          ------
Agreement or any right hereunder shall not constitute a waiver of any subsequent breach of this License Agreement; nor shall any delay by either party to exercise any right under this License Agreement operate as a waiver of any such right. If any provision of this License Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this License Agreement shall otherwise remain in full force and effect and enforceable.

     22.  BASIS OF BARGAIN.  EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY
          ----------------
DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS LICENSE AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS LICENSE AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE

CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS LICENSE AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS LICENSE AGREEMENT.

     23.  Entire License Agreement.  This License Agreement constitutes the
          ------------------------
entire License Agreement between the parties hereto related to the subject matter hereof. Any modifications of this License Agreement must be in writing and signed by both parties hereto.

     24.  Independent Contractors.  The parties to this Agreement are
          -----------------------
independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

     25.  Survival.  Sections 5, 6, 10, 11, 12, 14, 13, 15, 18, 19, 20, 21, 22,
          --------
23, 24, and 25 shall survive any termination or expiration of this License Agreement.

     26.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the Effective Date.


KANA COMMUNICATIONS, INC.                 BROADBASE SOFTWARE, INC.


-----------------------------------       -----------------------------------
 By

 James C. Wood                             Chuck Bay
-----------------------------------       -----------------------------------
 Name (Print)                              Name (Print)

 Chief Executive Officer                   Chief Executive Officer
-----------------------------------       -----------------------------------
 Title                                     Title

                      EXHIBIT A - FORM OF ESCROW AGREEMENT
                      ------------------------------------



                    COMPREHENSIVE PREFERRED ESCROW AGREEMENT

                                 Account Number


This Agreement is effective __________________, 2001 among __________ ("Escrow Agent"), _________ ("Depositor") and __________ ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into a distribution and license agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with Escrow Agent to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1  Obligation to Make Deposit.  Upon the signing of this Agreement by the
     --------------------------
parties, Depositor shall deliver to Escrow Agent the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with Escrow Agent, then such materials will be identified on an Exhibit B1. If Exhibit B1 is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. Escrow Agent shall have no obligation with respect to the preparation, signing or delivery of Exhibit B1.

1.2  Identification of Tangible Media.  Prior to the delivery of the Deposit
     --------------------------------
Materials to Escrow Agent, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B2 to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The

Exhibit B2 must be signed by Depositor and delivered to Escrow Agent with the Deposit Materials. Unless and until Depositor makes the initial deposit with Escrow Agent, Escrow Agent shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3  Deposit Inspection.  When Escrow Agent receives the Deposit Materials and
     ------------------
the Exhibit B2, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B2. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4  Acceptance of Deposit.   At completion of the deposit inspection, if Escrow
     ---------------------
Agent determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B2, Escrow Agent will date and sign the Exhibit B2 and mail a copy thereof to Depositor and Preferred Beneficiary. If Escrow Agent determines that the labeling does not match the item descriptions or quantity on the Exhibit B2, Escrow Agent will (a) note the discrepancies in writing on the Exhibit B2; (b) date and sign the Exhibit B2 with the exceptions noted; and (c) mail a copy of the Exhibit B2 to Depositor and Preferred Beneficiary. Escrow Agent's acceptance of the deposit occurs upon the signing of the Exhibit B2 by Escrow Agent. Delivery of the signed Exhibit B2 to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by Escrow Agent.

1.5  Depositor's Representations.  Depositor represents as follows:
     ---------------------------

     a. Depositor lawfully possesses all of the Deposit Materials deposited with Escrow Agent;

     b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to Escrow Agent and Preferred Beneficiary the rights as provided in this Agreement;

     c. The Deposit Materials are not subject to any lien or other encumbrance;

     d. The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit B1, as the case may be; and

     e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6  Verification.  Escrow Agent shall perform a Level I verification of the
     ------------
Deposit Materials upon the initial deposit and for each update. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. A Level I verification is defined as follows: Escrow Agent will cause a technically qualified Escrow Agent employee to evaluate the Deposit Materials in order to identify (a) the hardware and software configurations reasonably necessary to maintain the Deposit Materials; (b) the hardware and software configurations reasonably necessary to compile the Deposit Materials; and (c) the compilation instructions. Escrow Agent will then prepare and deliver to Depositor and Preferred Beneficiary a report describing the information so identified. It shall be the responsibility of the Depositor, and not Escrow Agent, to ensure that the Deposit Materials contain the information so identified in Escrow Agent's report, as well as any other information that may be required in the License Agreement.

Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause higher levels of verification of any Deposit Materials. Preferred Beneficiary shall notify Depositor and Escrow Agent of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. If a verification is elected after the Deposit Materials have been delivered to Escrow Agent, then only Escrow Agent, or at Escrow Agent's election an independent person or company selected and supervised by Escrow Agent, may perform the verification.

1.7  Deposit Updates.  Unless otherwise provided by the License Agreement,
     ---------------
Depositor shall update the Deposit Materials within 10 days of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B2 and the new Exhibit B2 shall be signed by Depositor. Each Exhibit B2 will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B2. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

Escrow Agent shall notify Depositor in writing semi-annually of Depositor's obligation to make updated deposits. Within 30 days of receipt of each such notice, Depositor shall certify in writing to Escrow Agent that (a) it has made the updated deposits as required in the immediately preceding paragraph; or (b) there has not been a release of a new version of the product since the last deposit. After the 30 days, Escrow Agent shall notify Preferred Beneficiary that Escrow Agent has received (a) an updated deposit from Depositor; (b) a statement from Depositor advising there has not been a release of a new version of the product since the last deposit; or (c) no response from Depositor. Unlimited deposit updates and two storage units are included in the fees for this Agreement.

1.8  Removal of Deposit Materials.  The Deposit Materials may be removed and/or
     ----------------------------
exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1  Confidentiality.  Escrow Agent shall maintain the Deposit Materials in a
     ---------------
secure, environmentally safe, locked facility which is accessible only to authorized representatives of Escrow Agent. Escrow Agent shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, Escrow Agent shall not disclose, transfer, make available, or use the Deposit Materials. Escrow Agent shall not disclose the content of this Agreement to any third party. If Escrow Agent receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, Escrow Agent will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that Escrow Agent does not waive its rights to present its position with respect to any such order. Escrow Agent will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2  Status Reports.  Escrow Agent will issue to Depositor and Preferred
     --------------
Beneficiary a report profiling the account history at least semi-annually. Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3  Audit Rights.  During the term of this Agreement, Depositor and Preferred
     ------------
Beneficiary shall each have the right to inspect the written records of Escrow Agent pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3  --  GRANT OF RIGHTS TO ESCROW AGENT

3.1  Title to Media.  Depositor hereby transfers to Escrow Agent the title to
     --------------
the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2  Right to Make Copies.  Escrow Agent shall have the right to make copies of
     --------------------
the Deposit Materials as reasonably necessary to perform this Agreement. Escrow Agent shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by Escrow Agent. With all Deposit Materials submitted to Escrow Agent, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3  Right to Transfer Upon Release. Depositor hereby grants to Escrow Agent the
     ------------------------------
right to transfer the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, Escrow Agent shall not transfer the Deposit Materials.

ARTICLE 4  -- RELEASE OF DEPOSIT

Escrow Agent shall release the Deposit Materials in accordance with the procedures set forth in this agreement on the occurrence on any one of the following:

     (i)  if the Releasing Party:

          (a) becomes the debtor in a voluntary petition under the United States Bankruptcy Code;

          (b) commences any proceeding for relief from or adjustment of its debts (including without limitation by consenting to or otherwise permitting the entry of an order for relief in an involuntary case under the United States Bankruptcy Code);

          (c) requests, consents to or permits the appointment of a receiver for all or substantially all of its assets; or

          (d) files any court proceeding seeking its liquidation and the winding up of its affairs;

     (ii)  if the Releasing Party:

          (a) becomes the alleged debtor in an involuntary petition under the United States Bankruptcy Code if such petition or proceeding is not dismissed within ninety (90) days of filing;

          (b) has filed against it any involuntary proceeding for relief from or adjustment of its debts, or requesting the appointment of a receiver for all or substantially all of its assets; or

          (c) becomes the subject of any involuntary proceeding for the liquidation of the party and the winding up of its affairs if such petition or proceeding, in each case, is not dismissed within ninety (90) days of filing;

     (iii) if the Releasing Party makes a general assignment for the benefit of its creditors, or enters into a composition of creditors; or

     (iv) if the Releasing Party adopts necessary board and, if required, stockholder resolutions for dissolution, liquidation and winding up of its affairs.

     (v) if the Releasing Party ceases to operate or do business, without there being a successor; or

     (vi) if the Releasing Party fails to provide maintenance or support of its Licensed Products in accordance with the standard terms and conditions for such support, where such failure renders the Licensed Products materially unusable causing a substantial adverse impact to the business of the Beneficiary and which failure is not cured within forty-five (45) days of written notice from the Beneficiary of such failure (collectively, "Release Conditions").

4.2  Filing For Release.  If Preferred Beneficiary believes in good faith that a
     ------------------
Release Condition has occurred, Preferred Beneficiary may provide to Escrow Agent written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, Escrow Agent shall provide a copy of the notice to Depositor by commercial express mail.

4.3  Contrary Instructions.  From the date Escrow Agent mails the notice
     ---------------------
requesting release of the Deposit Materials, Depositor shall have five business days to deliver to Escrow Agent contrary instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, Escrow Agent shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, Escrow Agent shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, Escrow Agent will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4  Release of Deposit.  If Escrow Agent does not receive Contrary Instructions
     ------------------
from the Depositor, Escrow Agent is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, Escrow Agent is entitled to receive any fees due Escrow Agent before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by Escrow Agent.

4.5  Right to Use Following Release.  Unless otherwise provided in the License
     ------------------------------
Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of exercising its rights pursuant to the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.


ARTICLE 5  --  TERM AND TERMINATION

5.1  Term of Agreement.  The initial term of this Agreement is for a period of
     -----------------
years from the effective date of the License Agreement. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct Escrow Agent in writing that the Agreement is terminated; or
(b) the Agreement is terminated by Escrow Agent for nonpayment in accordance with Section 5.2.

5.2  Termination for Nonpayment.  In the event of the nonpayment of fees owed to
     --------------------------
Escrow Agent, Escrow Agent shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. Escrow Agent shall have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

5.3  Disposition of Deposit Materials Upon Termination.  Upon termination of
     -------------------------------------------------
this Agreement, Escrow Agent shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. Escrow Agent shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Escrow Agent.

5.4  Survival of Terms Following Termination.  Upon termination of this
     ---------------------------------------
Agreement, the following provisions of this Agreement shall survive:

     a.   Depositor's Representations (Section 1.5);

     b.   The obligations of confidentiality with respect to the Deposit
          Materials;

     c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

     d.   The obligation to pay Escrow Agent any fees and expenses due;

     e.   The provisions of Article 7; and

     f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.


ARTICLE 6  --  ESCROW AGENT'S FEES

6.1  Fee Schedule.  Escrow Agent is entitled to be paid its standard fees and
     ------------
expenses applicable to the services provided. Escrow Agent shall notify the party responsible for payment of Escrow Agent's fees at least 60 days prior to any increase in fees. For any service not listed on Escrow Agent's standard fee schedule, Escrow Agent will provide a quote prior to rendering the service, if requested.

6.2  Payment Terms.  Escrow Agent shall not be required to perform any service
     -------------
unless the payment for such service and any outstanding balances owed to Escrow Agent are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, Escrow Agent may terminate this Agreement in accordance with Section
5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1  Right to Rely on Instructions.  Escrow Agent may act in reliance upon any
     -----------------------------
instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine. Escrow Agent may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Escrow Agent will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Escrow Agent shall not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

7.2  Indemnification.  Depositor and Preferred Beneficiary each agree to
     ---------------
indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by Escrow Agent relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of Escrow Agent.

7.3  Dispute Resolution.  Any dispute relating to or arising from this Agreement
     ------------------
shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if Escrow Agent is a party to the arbitration, Escrow Agent shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Santa Clara County, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4  Controlling Law.  This Agreement is to be governed and construed in
     ---------------
accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5  Notice of Requested Order.  If any party intends to obtain an order from
     -------------------------
the arbitrator or any court of competent jurisdiction which may direct Escrow Agent to take, or refrain from taking any action, that party shall:

     a. Give Escrow Agent at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to Escrow Agent's obligation, Escrow Agent be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that Escrow Agent not be required to deliver the original (as opposed to a copy) of the Deposit Materials if Escrow Agent may need to retain the original in its possession to fulfill any of its other duties.


ARTICLE 8  --  GENERAL PROVISIONS

8.1  Entire Agreement.  This Agreement, which includes the Exhibits described
     ----------------
herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. Escrow Agent is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Webpay Agreements. Escrow Agent's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit B1 need not be signed by Escrow Agent, Exhibit B2 need not be signed by Preferred Beneficiary and Exhibit B3 need not be signed.

8.2  Notices.  All notices, invoices, payments, deposits and other documents and
     -------
communications shall be given to the parties at the addresses specified in the attached Exhibit B3. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3  Severability.  In the event any provision of this Agreement is found to be
     ------------
invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4  Successors.  This Agreement shall be binding upon and shall inure to the
     ----------
benefit of the successors and assigns of the parties. However, Escrow Agent shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred

Beneficiary unless Escrow Agent receives clear, authoritative and conclusive written evidence of the change of parties.

8.5  Regulations.  Depositor and Preferred Beneficiary are responsible for and
     -----------
warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.



_____________________________    ___________________________
Depositor                        Preferred Beneficiary
By:__________________________    By:_________________________

Name:________________________    Name:_______________________

Title:_______________________    Title:______________________

Date:________________________    Date:_______________________



               Escrow Agent

               By:_____________________________

               Name:___________________________

               Title:__________________________

               Date:___________________________

                                                            EXHIBIT B1

                           MATERIALS TO BE DEPOSITED

                                Account Number


Depositor represents to Preferred Beneficiary that Deposit Materials delivered to Escrow Agent shall consist of the following:




















______________________________   ______________________________
Depositor                        Preferred Beneficiary
By:___________________________   By:___________________________

Name:_________________________   Name:_________________________

Title:________________________   Title:________________________

Date:_________________________   Date:_________________________

                                                                      EXHIBIT B2

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name________________________________________________________

Account Number________________________________________________________________

Product Name____________________________________Version_______________________
(Product Name will appear as the Exhibit B2 Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity  Media Type & Size       Label Description of Each Separate Item

_______   Disk 3.5" or ____
_______   DAT tape ____mm
_______   CD-ROM
_______   Data cartridge tape ____
_______   TK 70 or ____ tape
_______   Magnetic tape ____
_______   Documentation
_______   Other ______________________

PRODUCT DESCRIPTION:
Environment___________________________________________________________________

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted?  Yes / No   If yes, please
include any passwords and the decryption tools.
Encryption tool name____________________________________ Version______________
Hardware required_____________________________________________________________
Software required_____________________________________________________________
Other required information____________________________________________________

I certify for Depositor that the above described Escrow Agent has inspected and accepted the above
Deposit Materials have been transmitted to Escrow Agent:______________________ materials (any exceptions are noted above):

Signature_________________________     Signature___________________________
Print Name________________________     Print Name__________________________
Date______________________________     Date Accepted_______________________
                                       Exhibit B2#_________________________

Send materials to: Escrow Agent

                                                                      EXHIBIT B3

                              DESIGNATED CONTACT

                                Account Number

Notices, deposit material returns and
communications to Depositor                Invoices to Depositor should be
should be addressed to:                    addressed to:

Company Name:________________________      ___________________________________
Address:_____________________________      ___________________________________
        _____________________________      ___________________________________
        _____________________________      ___________________________________
Contact:_____________________________      Contact:___________________________
Telephone:___________________________      ___________________________________
Facsimile:___________________________      P.O.#, if required:________________

Pursuant to Section 1.6
Verification Contact:________________      Telephone:_________________________

Notices and communications to Preferred    Invoices to Preferred Beneficiary
Beneficiary should be addressed to:        should be addressed to:

Company Name:________________________      ___________________________________
Address:_____________________________      ___________________________________
        _____________________________      ___________________________________
        _____________________________      ___________________________________
Contact:_____________________________      Contact:___________________________
Telephone:___________________________      ___________________________________
Facsimile:___________________________      P.O.#, if required:________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and    Invoice inquiries and fee remittances
notices to Escrow Agent should be   to Escrow Agent should be addressed to:
addressed to:

Escrow Agent                       Escrow Agent

                                                                       Exhibit F
                                                                       ---------

                           REVOLVING LOAN AGREEMENT

     THIS REVOLVING LOAN AREEMENT (this "Agreement"), dated as of April 9, 2001, by and between KANA COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), and BROADBASE SOFTWARE, INC., a Delaware corporation ("Lender");

                             W I T N E S S E T H :

     A. Concurrently with the execution of this Agreement, Borrower, Lender and Arrow Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Borrower ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") that provides for the merger of Merger Sub with and into Lender (the "Merger"). Pursuant to the Merger, shares of common stock of Lender, $0.001 par value per share, will be converted into shares of common stock of Borrower, $0.001 par value per share, subject to the terms and conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

     B. As a material inducement to enter into the Merger Agreement, Borrower desires Lender to make available, and Lender is willing to make available, a revolving credit facility to Borrower of up to an aggregate principal amount of Twenty Million Dollars ($20,000,000) (the "Facility").

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

1.   Definitions.
     -----------

     1.1  Defined Terms. As used in this Agreement, the following terms have the
          -------------
meanings specified below:

     "Advance" means an advance of funds to Borrower pursuant to this Agreement; provided that the aggregate principal amount of all outstanding Advances shall not exceed at any one time Twenty Million Dollars ($20,000,000).

     "Advance Date" means the date on which an Advance is made.

     "Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Business Day" means a weekday on which commercial banks are open for business in San Francisco, California.

     "Default" or "default" means any of the events specified in Section 5.1.

     "Default Rate" means the "default rate" of interest per annum specified in the Note.

     "Effective Date" means the date of this Agreement.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

     "Loan" means an Advance under this Agreement.

     "Loan Documents" means this Agreement, the Notes, the Advance requests, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified.

     "Maturity Date" means the first anniversary of the date of this Agreement, provided, that (i) if prior to such date the Merger Agreement is terminated by Borrower pursuant to Section 7.1(i) thereof as a result of a willful breach by Lender, or pursuant to Section 7.1(f) thereof, then the Maturity Date shall be the first anniversary of the date of such termination, (ii) if prior to such first anniversary the Merger Agreement is terminated by either Borrower or Lender pursuant to Section 7.1(a) or (e) or (g) or (h), then the Maturity Date shall be the date 30 days after the effective date of such termination, and (iii) if Borrower shall execute a definitive agreement for a Parent Acquisition then the Maturity Date shall be 30 days after the date of such agreement.

     "Note" has the meaning given the term in Section 2.4.

     "Obligations" means all obligations and liabilities of Borrower to Lender under the Loan Documents, including, without limitation, the Loans, together with all interest accruing thereon.

     "Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

     "Prime Rate" means, for any day, the rate of interest per annum quoted by the Wall Street Journal on that date as the prime rate in effect; each change in the Prime Rate shall be effective from and including the date such change is quoted by the Wall Street Journal as being effective.

     "Subsidiary" means any corporation, partnership or other entity in which a Person, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

     "Termination Date" means the earlier to occur of (i) the Effective Time of the Merger, or (ii) the effective date of any termination of the Merger Agreement.

     1.2  Financial Terms. All financial terms used herein shall have the
          ---------------
meanings assigned to them under U.S. GAAP unless another meaning shall be specified.

     1.3  Construction.  Capitalized terms used and not otherwise defined herein
          -------------
shall have the meanings set forth in the Merger Agreement. Reference to Sections and Schedules herein shall be construed as referring to the Sections and Schedules of this Agreement, unless otherwise stated.

2.   The Revolving Loan Credit Facility.
     ----------------------------------

     2.1  Availability Period.  Subject to the terms of this Agreement the
          --------------------
Lender grants to the Borrower a committed revolving credit facility made available for Advances from the Effective Date until the earlier of (i) the Termination Date and (ii) the Maturity Date. The Lender shall deposit $20,000,000 representing the Facility into an escrow account (the "Escrow"). The Lender and the Borrowers shall use their commercially reasonable efforts to appoint the escrow agent and to finalize the terms governing the Escrow and providing for the funding of Advances from such Escrow in accordance with the terms of this Agreement, within two weeks from the date of this Agreement.

     2.2  Advances. Lender shall make each Advance to Borrower on the Advance
          ---------
Date and in the amount as set forth in the borrowing request delivered in accordance with Section 2.3; provided that (a) no more than one Advance shall be made in any week, (b) unless otherwise agreed in writing between the chief executive officers of the Borrower and Lender, the aggregate principal amount of Advances (including the Advance to be made pursuant to any such borrowing request) shall not exceed in any week the sum of (i) the aggregate amount of cash payroll expense of Borrower and related withholding in such week plus
(ii) up to $2.5 million to fund additional expenses to be paid in such week and which are identified in reasonable detail in the related borrowing request, less (iii) the excess of Borrower's and its Subsidiaries' cash and cash equivalents at the time of such borrowing request (as determined under GAAP) over $1,000,000; and (d) in no event shall the aggregate principal amount of all outstanding Advances exceed $20,000,000.

          In the event that a Company Triggering Event shall have occurred the Borrower shall be entitled, notwithstanding anything to the contrary in this section, to drawdown the entire amount of the Facility and to request the release of all remaining funds in the Escrow.

     2.3  Advance Requests.  To obtain an Advance, Borrower shall submit a
          ----------------
borrowing request in writing, to the attention of Lender's Treasurer or Chief Financial Officer, which request must be received by Lender no later than 12:00 noon Pacific time on a Business Day that is at least one (1) Business Day before the Advance Date.

     2.4  Promissory Note.  The Advances shall be evidenced by and payable in
          ---------------
accordance with the terms of the promissory note, in the form attached hereto as Exhibit A, dated the date of this Agreement from Borrower to Lender (as amended,
---------
modified, supplemented, restated or renewed from time to time, the "Note") and shall be repayable in accordance with the terms of the Note and this Agreement.

     2.5  Interest; Repayment of Advances.
          -------------------------------

     (a) Each Advance shall accrue interest on the outstanding principal balance of such Advance at a rate equal to the higher of (i) a rate per annum equal to Prime Rate plus two per cent (2%) and (ii) the Applicable Federal Reserve Rate as published by the United States Treasury Department, from the date of such Advance until such Advance has been paid in full.

     (b) Each Advance shall mature, and the principal amount thereof and all interest and other amounts payable under the Loan Documents shall be due and payable, on the Maturity Date.

     (c) At the option of the Borrower, on delivering 10 days' prior written notice of prepayment to the Lender, the principal amount of any Advance may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment. Each partial prepayment of any Advance shall first be applied to interest accrued through the date of prepayment and then to principal. Any Advance voluntarily prepaid by the Borrower hereunder may be reborrowed subject to the terms and conditions of this Agreement.

     (d) Borrower unconditionally promises to make each required payment of principal of and interest on the Loans in lawful money of the United States by wire transfer in immediately available funds to an account designated in writing by Lender. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     (e) All amounts payable by Borrower pursuant to the Loan Documents shall be payable without notice or demand and without set-off or counterclaim.

     2.6  Overdue Amounts.  Any payments required pursuant to any Loan
          ---------------
Document not made as and when due shall bear interest from the date due until paid to Lender at the Default Rate, in Lender's discretion.

     2.7  Calculation of Interest.  All interest under the Notes or hereunder
          -----------------------
shall be calculated on the basis of a 365/366-day year for the actual days during which such amounts are outstanding.

     2.8  Taxes.  Any and all payments by or on account of any Obligation of
          -----
Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes (excluding franchise Taxes and Taxes on net income and foreign Taxes); provided that if Borrower shall be required to deduct any such Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions and
(c) Borrower shall pay the full amount deducted to the relevant Authority in accordance with applicable law.

     2.9  Term.  This Agreement shall become effective upon acceptance by
          ----
Lender and shall continue in full force and effect so long as any Obligation (other than inchoate Obligations) is outstanding.

     2.10  Conditions Precedent to Borrowing.  In addition to any other
           ---------------------------------
requirement set forth in this Agreement, Lender will not be required to make any Advances under this Agreement unless and until the following conditions shall have been satisfied:

     (a)  Loan Documents. Borrower shall have executed and delivered this
          --------------
Agreement and the Note.


     (b)  SVB Facility.  The Borrower shall have delivered to Lender a written
          ------------
waiver and consent letter and, if required by Silicon Valley Bank, an intercreditor agreement, each in a form reasonably satisfactory to the Lender executed by Silicon Valley Bank consenting to the Borrower incurring the indebtedness hereunder. The Lender shall use its commercially reasonable efforts to conclude any such intercreditor agreement which is required by Silicon Valley Bank as soon as practicable.

3.  Representations and Warranties.  In order to induce Lender to enter into
    ------------------------------
this Agreement and to make the Loans provided for herein, Borrower hereby represents and warrants (all of which shall survive the execution and delivery of the Loan Documents and all of which shall be deemed made as of the date hereof and as of each Advance Date) that:

     3.1  Valid Existence and Power.  Borrower is duly organized, validly
          -------------------------
existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Borrower; and Borrower and each other Person which is a party to any Loan Document (other than Lender) has the corporate power and authority to conduct its business and to make and perform the Loan Documents executed by it and the transactions contemplated thereby, and all such documents will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally and general principals of equity.

     3.2  Authority.  The execution, delivery and performance thereof by the
          ---------
Borrower of any Loan Document and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Borrower, and do not and will not conflict with or violate any provision of law or regulation, or any writ, order or decree of any court or Authority or any provision of the governing instruments of the Borrower, and (except with respect to the Borrowers existing credit facilities) do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or impair the Borrower's rights under, or result in the creation of any Lien upon any property or assets of Borrower pursuant to, any law, regulation, or any material instrument, document or agreement to which any of Borrower is a party or by which any of Borrower or its respective properties may be subject, bound or affected

     3.3  Compliance with Covenants; No Default.  No Default has occurred and is
          -------------------------------------
continuing, and the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, and the funding of the Loan will not cause a Default.

4.  Covenants of Borrower. Borrower covenants and agrees that from the date of
    ---------------------
the initial Advance and until payment in full of the Obligations (except inchoate Obligations), except as otherwise set forth in the Merger Agreement or this Agreement, it:

     4.1  Use of Loan Proceeds.  Shall use the proceeds of Advances to pay cash
          --------------------
payroll expense and related withholding, and other expenses that are identified in reasonable detail in the related borrowing request.

     4.2  Inspections.  Shall permit inspections, at such times and in such
          -----------
manner as may be reasonably requested by Lender and at Borrower's expense, all records and financial information related thereto and the properties of Borrower as Lender may deem reasonably necessary or desirable from time to time. All information obtained pursuant to this section shall be subject to the Confidentiality Agreement.

     4.3  Maintenance of Existence and Rights.  Shall preserve and maintain its
          -----------------------------------
corporate existence, authorities to transact business and shall use its commercially reasonable efforts to preserve and maintain its Intellectual Property necessary to the conduct of its business.

     4.4  Fundamental Changes.  Shall not, nor shall it permit any Subsidiary
          -------------------
to, merge into or consolidate with any other Person (other then Borrower) or liquidate or dissolve, other than as contemplated by the Merger Agreement.

5.  Default/Indemnification.
    -----------------------

     5.1  Events of Default.  Each of the following shall constitute a Default:
          -----------------

     (a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure shall continue unremedied for a period of five (5) days; or

     (b) Borrower shall fail to pay any interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days; or

     (c) There shall occur any default by Borrower in any of the covenants contained in this Agreement which is not cured within thirty (30) days of notice of such default from Lender; or

     (d) Any representation or warranty made by Borrower in any Loan Document shall prove to have been untrue or incorrect in any material respect when made; or

     (e) Borrower shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, intervenor, liquidator or similar official of a substantial part of its assets, admit in writing its inability, or be generally unable, to pay its debts as the debts become due, make a general assignment for the benefit of its creditors, commence a voluntary case under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or take any corporate action for the purpose of effecting any of the foregoing; or

     (f) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, custodian, trustee, intervenor, liquidator or similar official for Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall not have been dismissed within sixty (60) days of the commencement or filing, as the case may be, thereof; or an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions.

     (g)  Remedies.  If any Default shall occur and be continuing, Lender shall
          --------
have no further obligation to make Advances to Borrower and may, at its option, without notice and without demand, declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to Lender hereunder at law or in equity and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law or in equity. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

     5.2  Application of Payments.  Any payments made by Borrower pursuant to
          -----------------------
this Agreement shall be paid to and applied as follows: first, to the costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the exercise of

Lender's rights and remedies hereunder; secondly, to the interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations.

     5.3  Indemnification.  Borrower shall indemnify Lender, and each Related
          ---------------
Party (except affiliates) of Lender (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) any Loan or the use of the proceeds therefrom, (b) the performance by Borrower of its obligations under any of the Loan Documents or (c) upon an Event of Default occurring and continuing, the enforcement by the Lender of its rights and remedies thereunder; excluding Taxes and losses, claims, damages, liabilities and related expenses arising as a result of the negligence or willful misconduct of any Indemnitee and excluding consequential or punitive losses or damages.

6.   Miscellaneous.
     -------------

     6.1  No Waiver, Remedies Cumulative.  No failure on the part of Lender or
          ------------------------------
Borrower to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, in equity, any Loan Document or otherwise.

     6.2  Survival of Agreement.  All covenants, agreements, representations and
          ---------------------
warranties made by Borrower herein and in any other Loan Document shall survive the making of the Loans hereunder and the execution and delivery of the Notes, regardless of any investigation made by Lender or on its behalf, and shall continue in full force and effect so long as any Obligation (other than inchoate Obligations) is outstanding, and there exists any commitment to lend by Lender to Borrower.

     6.3  Notices.  Any notice or other communication hereunder or under any
          -------
other Loan Document to any party hereto or thereto shall be made in the manner specified in the Merger Agreement.

     6.4  Governing Law.  This Agreement and the Loan Documents shall be deemed
          -------------
contracts made under the laws of the State of California and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

     6.5  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided that no party may assign this Agreement or any other Loan Document without the express written consent of the other, and any such assignment made without such consent will be void.

     6.6  Amendment.  This Agreement may be amended by the parties hereto at
          ---------
any time by execution of an instrument in writing signed on behalf of each of Lender and Borrower.

     6.7  Entire Agreement.  This Agreement, the other Loan Documents and the
          ----------------
Merger Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     6.8  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     6.9  Waiver Of Jury Trial.  EACH OF LENDER AND BORROWER HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF LENDER OR BORROWER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      6.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

      6.11  No Usury.  Regardless of any other provision of this Agreement,
            --------
the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and
(a) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (b) if the Loan evidenced by the Note have been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

      6.12  Representations and Warranties of the Lender.  By its execution of
            --------------------------------------------
or acceptance of this Agreement, the Lender represents and warrants to the Borrower that the Lender: (i) has acquired the Note for its own account for investment and not with a view to any resale or other distribution of the Note in a transaction constituting a public offering or otherwise requiring registration under the Securities Act or in a transaction that would result in noncompliance with applicable state securities laws; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of its acquisition of this Note and credit extensions to the Borrower, (iii) is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iv) understands that the Note has not been, and will not be, registered under the Securities Act or any state securities laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              LENDER:

                              BROADBASE SOFTWARE, INC.

                              By:
                                  ---------------------------
                              Name:  Chuck Bay
                                     ------------------------
                              Title:  Chief Executive Officer
                                      -----------------------

                              BORROWER:

                              KANA COMMUNICATIONS, INC.

                              By:
                                  ---------------------------

                              Name: James C. Wood
                                    -------------------------

                              Title: Chief Executive Officer
                                     ------------------------

                                                                       Exhibit A
                                                                       ---------

                     [Form of Convertible Promissory Note]

THIS CONVERTIBLE PROMISSORY NOTE (THIS "NOTE") HAS NOT BEEN REGISTERED UNDER THE
                                        ----
SECURITIES ACT OF 1933 (AS AMENDED THE "SECURITIES ACT") AND MAY NOT BE SOLD,
                                        --------------
OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR,
IF REQUIRED BY THE ISSUER OF THIS NOTE, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS NOTE THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                           KANA COMMUNICATIONS, INC.

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------

                                                                   April 9, 2001
                                                           Palo Alto, California

  For value received, the receipt and sufficiency of which are hereby acknowledged, KANA COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of BROADBASE SOFTWARE, INC., a Delaware corporation ("Lender"), the aggregate unpaid sum of all Advances made by the Lender to the Borrower, together with accrued interest thereon to be computed on each Advance from the date of its disbursement, pursuant to the terms and conditions of the Agreement (as defined below).

  This Promissory Note (the "Note") is the Note issued under, and entitled to the benefits of, the Revolving Loan Agreement by and between Borrower and Lender dated as of April 9, 2001 (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement"), and the other Loan Documents, the terms and conditions of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is entitled to the benefit of the rights provided in the Loan Agreement.

  Interest on the outstanding principal balance under this Note is payable at the rate equal (i) to Prime Rate plus two (2%) per annum (the "Interest Rate"), or (ii) under the circumstances contemplated by the Agreement, at the Interest Rate plus two percent (2%) per annum (the "Default Rate"), compounded quarterly, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Maturity Date (unless this Note shall have been previously converted, at Lender's option, as provided below). Payments received by Lender shall be applied first to the payment of accrued, but unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

  The Lender is authorized to endorse the amount and the date on which each Advance is made, the maturity date therefore, each payment of principal with respect thereto, and the date and amount of the conversion of any principal or interest of any Loan that is converted into shares of Borrower's Common Stock, on Schedule A hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; which recordation will constitute prima facie evidence of the accuracy of the information so endorsed
           ----- -----
on Schedule A; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Agreement and this Note.

  At the option of Borrower, upon prior notice as provided in the Agreement, the principal amount of this Note may be prepaid in whole or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment. Each partial prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

  To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note, and (b) any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies.

  The Lender may elect at any time after the date ninety (90) days after April 17, 2001, at its sole option and effective as of the close of business on the date of delivery of written notice of conversion to the Borrower, to convert all or any part of the outstanding principal of and accrued interest on this Note into that number of fully paid and nonassessable shares of Borrower's Common Stock that is equal to the dollar amount of the principal and accrued interest indebtedness being converted, divided by $1.10 (the "Conversion Price"); provided, that the Conversion Price will automatically, equitably and
--------
proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting the Borrower's Common Stock; provided, further, that in no event shall Lender be
                         -----------------
entitled to convert this Note into a total number of shares of Common Stock that exceeds that number of shares which is equal to 19.9% of the Borrower's total issued and outstanding shares of Common Stock as of the date of such conversion, less such number of shares of Common Stock (if any) that are then held by Lender and that were (A) purchased by Lender from any officers, directors or substantial shareholders (as defined by the National Association of Securities Dealers) of Borrower or (B) acquired by Lender upon exercise of options under that certain Company Stock Option Agreement dated as of April 9, 2001 between Lender and Borrower (the "Company Stock Option Agreement"), including any shares with respect to which Lender has exercised such option but which have not yet been delivered to

Lender or (C) otherwise acquired (or other securities convertible into Common Stock of the Borrower otherwise acquired) by the Lender from the Borrower, or any officers, directors or substantial shareholders (as defined by the National Association of Securities Dealers) of Borrower, in connection with the transactions represented by this Note or the Merger Agreement (as defined in the Agreement); and provided, further, that Lender shall not be entitled to
                       --------  -------
convert this Note at any time upon or following a Change of Control of Lender (as defined below). In the event that the Lender exercises its options under the Company Stock Option Agreement (and provided that no Change of Control shall have occurred) the Lender shall be entitled to satisfy the exercise price of such options through the cancellation of the principal indebtedness and accrued interest outstanding hereunder. Any such satisfaction of the option exercise price shall be made on a dollar for dollar basis with the amount of the outstanding principal and interest so cancelled.

     A "Change of Control" of Lender shall mean any of the following transactions (other than in a transaction involving Borrower): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Lender pursuant to which the stockholders of the Lender immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or the parent thereof), (ii) a sale or other disposition by the Lender of assets representing in excess of 50% of the aggregate fair market value of the Lender's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Lender), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Lender.

     Lender agrees to surrender this Note to the Borrower for cancellation following conversion of this Note and/or repayment of all principal and accrued interest outstanding under this Note.

     The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note the Borrower will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

     Upon Lender's election to convert any of the outstanding principal of or accrued interest on this Note, Borrower, at its expense, will as soon as practicable cause to be issued in the name of and delivered to Lender, a certificate or certificates for the number of fully paid and nonassessable shares of Borrower's Common Stock to which Lender is entitled upon such conversion. No fractional shares will be issued upon any conversion of this Note or any part hereof. If, upon any conversion of this Note, a fraction of a share would otherwise result, then Borrower will pay Lender an amount of cash equal to the fair market value of one share of the type and class of Borrower's capital stock issuable to Lender upon such conversion (determined in accordance with the Conversion Price applicable at the time of such conversion), multiplied by the fraction of a share of stock to which Lender would otherwise be entitled.

     The Borrower will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the generality of the foregoing, the Borrower will take all such action as may be necessary or appropriate in order that the Borrower may duly and validly issue fully paid and nonassessable shares of Common Stock upon any conversion of this Note.

  This Note and the obligations of Borrower and the rights of Lender shall be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to the choice of laws rules thereof.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                        KANA COMMUNICATIONS, INC.


                                        By:
                                            --------------------------------

                                        Name:
                                              ------------------------------

                                        Title: -----------------------------

                                                              Schedule A to Note
                                                              ------------------


                       ADVANCES AND REPAYMENT OF ADVANCES
                       ----------------------------------


               (2)         (3)               (4)
              Amount     Maturity     Amount of Repaid        (5)
   (1)         of        Date of        or Converted       Notation
  Date       Advance     Advance           Advance          Made By
---------    -------     --------     ----------------     --------

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